UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

PAYCOM SOFTWARE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2016 PROXY STATEMENT

7501 W. Memorial Road

Oklahoma City, Oklahoma 73142

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Paycom Software, Inc. (the “Company”) to be held on May 2, 2016 at Gaillardia, Salon C, 5300 Gaillardia Boulevard, Oklahoma City, Oklahoma 73142 at 11:00 a.m. local time.

Enclosed are the notice of meeting of stockholders and proxy statement, which describe the business that will be acted upon at the meeting, as well as our 2015 Annual Report, which includes our audited financial statements.

Your vote is important. The Board of Directors appreciates and encourages stockholder participation in the Company’s affairs. Whether or not you can attend the meeting, please read the enclosed proxy statement carefully, and then vote your shares by Internet, by telephone or by completing, signing, dating and returning the enclosed proxy card promptly in the envelope provided, so that your shares will be represented at the meeting.

On behalf of the Board of Directors, thank you for your cooperation and support.

Sincerely,

Robert Minicucci

Chairman of the Board of Directors

7501 W. Memorial Road

Oklahoma City, Oklahoma 73142

(405) 722-6900

Notice of Annual Meeting of Stockholders

May 2, 2016 11:00 a.m. local time	Gaillardia, Salon C 5300 Gaillardia Boulevard Oklahoma City, Oklahoma 73142

NOTICE IS HEREBY GIVEN that the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of Paycom Software, Inc., a Delaware corporation (the “Company”), will be held on May 2, 2016 at 11:00 a.m. local time, at Gaillardia, Salon C, 5300 Gaillardia Boulevard, Oklahoma City, Oklahoma 73142 for the following purposes:

(1)

to elect three Class III directors, each to serve until the date of the 2019 annual meeting of stockholders and until his successor has been duly elected and qualified, or his earlier death, resignation or removal;

(2)	to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016;

(3)	to approve, on an advisory basis, the compensation of the Company’s named executive officers;

(4)	to approve, on an advisory basis, the frequency of future advisory votes on executive compensation; and

(5)	to transact any other business that may properly come before the Annual Meeting.

Stockholders are referred to the proxy statement accompanying this notice for more detailed information with respect to the matters to be considered at the Annual Meeting. After careful consideration, the Company’s Board of Directors has determined that each proposal listed above is in the best interests of the Company and its stockholders and has approved each proposal. The Board of Directors recommends that you vote “FOR” each director nominee, “FOR” proposals 2 and 3 and “1 YEAR” with respect to proposal 4 at the Annual Meeting.

The Board of Directors has fixed the close of business on Tuesday, March 15, 2016 as the record date (the “Record Date”) for the Annual Meeting. Only holders of record as of the close of business on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting or at any postponement(s) or adjournment(s) thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the principal executive offices of the Company during regular business hours for the 10 calendar days prior to the Annual Meeting. The list will also be available during the Annual Meeting for inspection by stockholders.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares by Internet, telephone or mail. For specific instructions on how to vote your shares, please see the section entitled “About the Annual Meeting” beginning on page 1 of the proxy statement.

By Order of the Board of Directors,

Chad Richison

President, Chief Executive Officer and Director

Oklahoma City, Oklahoma

March 30, 2016

i

ii

7501 W. Memorial Road

Oklahoma City, Oklahoma 73142

PROXY STATEMENT

for

the Annual Meeting of Stockholders

to be held on May 2, 2016

Unless the context otherwise requires, references in this proxy statement to “Paycom,” “we,” “us,” “our” and the “Company” are to Paycom Software, Inc., a Delaware corporation, and its consolidated subsidiaries. Unless the context otherwise requires, references to “stockholders” are to the holders of shares of our common stock, par value $0.01 per share, including shares of restricted stock (“Common Stock”).

The accompanying proxy is solicited by the Board of Directors on behalf of Paycom Software, Inc., a Delaware corporation, to be voted at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 2, 2016, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the “Notice”) and at any adjournment(s) or postponement(s) of the Annual Meeting. This proxy statement and accompanying form of proxy are dated March 30, 2016 and are expected to be first sent or given to stockholders on or about April 1, 2016.

Our principal executive offices are located at, and our mailing address is, 7501 W. Memorial Road, Oklahoma City, Oklahoma 73142.

About the Annual Meeting

What is a proxy?

A proxy is another person that you legally designate to vote your stock. If you designate someone as your proxy in a written document, that document is also called a “proxy” or a “proxy card.”

What is a proxy statement?

A proxy statement is a document that we are required to give you under certain regulations of the Securities and Exchange Commission (the “SEC”) in connection with the Annual Meeting.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will act upon the following matters:

(1)

the election of three Class III directors, each to serve until the date of the 2019 annual meeting of stockholders and until his successor has been duly elected and qualified, or his earlier death, resignation or removal;

(2)	the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2016;

(3)	the approval, on an advisory basis, of the compensation of our named executive officers;

(4)	the approval, on an advisory basis, of the frequency of future advisory votes on executive compensation; and

(5)	such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

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2016 PROXY STATEMENT

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Similarly, if you are a stockholder of record and hold shares in a brokerage account, you will receive a proxy card for shares held in your name and a voting instruction card for shares held in “street name.” Please complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all your shares are voted.

What is the record date and what does it mean?

The record date to determine the stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on March 15, 2016 (the “Record Date”). The Record Date is established by the Board of Directors as required by Delaware law. On the Record Date, 59,086,002 shares of Common Stock were issued and outstanding.

Who is entitled to vote at the Annual Meeting?

Subject to the voting procedures set forth below, holders of Common Stock at the close of business on the Record Date are entitled to vote at the Annual Meeting.

What are the voting rights of the stockholders?

Each holder of Common Stock is entitled to one vote per share of Common Stock on all matters to be acted upon at the Annual Meeting. Our certificate of incorporation prohibits cumulative voting in the election of directors.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business. If a quorum is not present or represented at the Annual Meeting, the chairman of the Annual Meeting or a majority in voting interest of the stockholders present in person or represented by proxy at the Annual Meeting may adjourn the meeting, without notice other than announcement at the Annual Meeting, until a quorum is present or represented.

What is the difference between a stockholder of record and a “street name” holder?

If your shares are registered directly in your name with American Stock Transfer & Trust Company, LLC, our transfer agent, you are considered the stockholder of record with respect to those shares and we have sent the proxy statement and proxy card directly to you.

If your shares are held in a stock brokerage account or by a bank or other nominee, the broker or other nominee is considered the record holder of those shares. You are considered the beneficial owner of those shares, and your shares are held in “street name.” The proxy statement and proxy card have been forwarded to you by your broker, bank or other nominee. As the beneficial owner, you have the right to direct your nominee regarding how to vote your shares by using the voting instructions such nominee included in the mailing or by following its instructions for voting.

If I am a stockholder of record, how do I vote my shares?

If you are a stockholder of record, you may vote your shares of Common Stock at the Annual Meeting in person or by proxy.

In person. To vote in person, you must attend the Annual Meeting and obtain and submit a ballot. The ballot will be provided at the Annual Meeting.

Via the Internet. You may vote by proxy via the Internet by following the instructions found on the proxy card.

By Telephone. You may vote by proxy by calling the toll-free number found on the proxy card.

By Mail. You may vote by proxy by completing, signing, dating and promptly returning the enclosed proxy card in the postage-paid envelope. The proxy card is simple to complete, with specific instructions on the card.

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2016 PROXY STATEMENT

By completing and submitting the proxy card or by submitting your instructions via the Internet or by telephone, you will direct the designated persons (known as “proxies”) to vote your shares of Common Stock at the Annual Meeting in accordance with your instructions. The Board of Directors has appointed Chad Richison and Craig Boelte to serve as the proxies for the Annual Meeting.

Your proxy card will be valid only if you sign, date and return it prior to the Annual Meeting. If you complete the entire proxy card except one or more of the voting instructions, then the designated proxies will vote your shares in accordance with the recommendation of the Board of Directors with respect to each proposal for which you do not provide any voting instructions. We do not anticipate that any other matters will come before the Annual Meeting, but if any other matters properly come before the Annual Meeting, then the designated proxies will vote your shares in accordance with applicable law and their judgment.

If I hold my shares in “street name,” how do I vote my shares?

If you hold your shares in “street name,” your broker, bank or other nominee should provide you with a request for voting instructions along with the proxy materials. By completing the voting instruction card, you may direct your nominee how to vote your shares. If you complete the voting instruction card except for one or more of the proposals, then your nominee may be unable to vote your shares with respect to the proposals for which you provide no voting instructions. Alternatively, if you hold your shares in “street name” and want to vote your shares in person at the Annual Meeting, you must contact your nominee directly in order to obtain a proxy issued to you by your nominee holder. Note that a broker letter that identifies you as a stockholder is not the same as a nominee-issued proxy. If you fail to bring a nominee-issued proxy to the Annual Meeting, you will not be able to vote your nominee-held shares in person at the Annual Meeting.

How do I vote if I hold my shares through AST Equity Plan Solutions?

If you are an employee who purchased shares of Common Stock through the Paycom Software, Inc. Employee Stock Purchase Plan (the “ESPP”) or you hold shares of Common Stock awarded under the Paycom Software, Inc. 2014 Long-Term Incentive Plan (the “LTIP”) in an account through AST Equity Plan Solutions (in either case, “employee shares”), you can cause your employee shares to be voted by (i) accessing the Internet website specified on your proxy card, (ii) calling the toll-free number specified on your proxy card or (iii) signing and returning your proxy card in the postage-paid envelope provided. The transfer agent will then vote your employee shares in accordance with your instructions. Please note that you may receive separate proxy cards for shares purchased through the ESPP and shares awarded under the LTIP. To ensure that all of your employee shares are voted, please complete the voting process (by voting by Internet, telephone or mail) with respect to each proxy card that you receive.

You must provide voting instructions for your employee shares by the earlier deadline of 5:00 p.m., Eastern Time, on April 27, 2016. If your instructions with respect to your employee shares are not received by the tabulating agent by such date, the transfer agent will not vote your employee shares.

Who counts the votes?

All votes will be tabulated by Mediant Communications, Inc., the inspector of election appointed for the Annual Meeting. Votes for each proposal will be tabulated separately.

Can I vote my shares in person at the Annual Meeting?

Yes. If you are a stockholder of record, you may vote your shares at the Annual Meeting by completing a ballot at the Annual Meeting.

If you hold your shares in “street name,” you may vote your shares in person only if you obtain a proxy issued by your broker, bank or other nominee giving you the right to vote the shares.

Even if you plan to attend the Annual Meeting, we recommend that you also return your proxy card or voting instructions as described above so that your votes will be counted if you later decide not to attend the Annual Meeting or are unable to attend.

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2016 PROXY STATEMENT

What are my choices when voting?

In the election of directors (Proposal 1), you may vote “FOR” each of the director nominees or may “WITHHOLD” your vote as to any or all of the director nominees. With respect to the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2016 (Proposal 2) and the advisory approval of the compensation of our named executive officers (Proposal 3), you may vote “FOR” the proposal, “AGAINST” the proposal, or “ABSTAIN” from voting on the proposal. With respect to the frequency of future advisory votes on executive compensation (Proposal 4), you may vote to hold such votes every “1 YEAR,” “2 YEARS,” or “3 YEARS,” or you may “ABSTAIN.”

What are the Board of Directors’ recommendations on how I should vote my shares?

The Board of Directors recommends that you vote your shares as follows:

Proposal 1—	FOR the election of each of our Class III director nominees;

Proposal 2—	FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2016;

Proposal 3—	FOR the advisory approval of the compensation of our named executive officers; and

Proposal 4—	1 YEAR with respect to the frequency of future advisory votes on executive compensation.

What if I do not specify how I want my shares voted?

If you are a record holder who returns a signed proxy card that does not specify how you want to vote your shares on one or more proposals, the proxies will vote your shares for each proposal as to which you did not provide any voting instructions, and such shares will be voted in the following manner:

Proposal 1—	FOR the election of each of our Class III director nominees;

Proposal 2—	FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2016;

Proposal 3—	FOR the advisory approval of the compensation of our named executive officers; and

Proposal 4—	1 YEAR with respect to the frequency of future advisory votes on executive compensation.

If you are a “street name” holder and do not provide voting instructions on one or more proposals, your broker, bank or other nominee will be unable to vote your shares on all of the proposals other than the ratification of the appointment of Grant Thornton LLP (Proposal 2). See “What is a broker non-vote and how does it affect the proposals?”

Can I change my vote?

Yes. If you are a record holder, you may revoke your proxy at any time by any of the following means:

•	Give written notice of revocation, addressed to Lauren Toppins, Corporate Attorney, at our address above, which notice must be received before 4:00 p.m. local time on April 29, 2016.

•	Complete and submit a new valid proxy bearing a later date prior to 4:00 p.m. local time on April 29, 2016.

•	Attend the Annual Meeting and vote in person. Your attendance at the Annual Meeting will not by itself revoke a proxy. You must vote your shares by ballot at the Annual Meeting to revoke your proxy.

If you are a “street name” holder, your broker, bank or other nominee should provide instructions explaining how you may change or revoke your voting instructions.

How many votes are required to elect the Class III directors (Proposal 1)?

Assuming the presence of a quorum, the affirmative vote of the holders of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors is required for the election of the Class III director nominees (i.e., the three individuals who receive the most will be elected as Class III directors).

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2016 PROXY STATEMENT

While directors are elected by a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors, our Corporate Governance Guidelines include a majority voting policy for directors. This policy states that in an uncontested election, any director nominee who receives a greater number of votes “WITHHELD” from his or her election than votes “FOR” such election (a “Majority Withheld Vote”) is required to promptly tender his or her resignation to the Board of Directors following certification of the stockholder vote. The nominating and corporate governance committee (or, alternatively, a committee of the independent directors of the Board of Directors if each member of the nominating and corporate governance committee received a Majority Withheld Vote), must recommend to the Board of Directors whether to accept the resignation offer. The Board of Directors is required to consider and act on the recommendation within ninety (90) days following certification of the stockholder vote and will promptly disclose its decision whether to accept the resignation offer (and, if applicable, the reasons for rejecting the resignation offer) in a press release.

If you withhold authority to vote with respect to the election of some or all of the nominees, your shares will not be voted with respect to such nominees indicated but your shares will be counted for purposes of determining whether there is a quorum. Under our majority voting policy for directors, a “WITHHELD” vote will have a similar effect as a vote against that director nominee.

A complete statement of our majority voting policy is set forth in our Corporate Governance Guidelines available on our website at investors.paycom.com.

How many votes are required to approve the other proposals (Proposal 2-4)?

Approval of each other proposal will require the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. If your shares are represented at the Annual Meeting but you “ABSTAIN” from voting on any of these matters, your shares will be counted as present and entitled to vote on a particular proposal for purposes of establishing a quorum, and the abstention will have the same effect as a vote against that proposal.

Your votes with respect to the approval of the compensation of our named executive officers (Proposal 3) and the frequency of future advisory votes on executive compensation (Proposal 4) are advisory, which means the result of each such vote is non-binding on us, the Board of Directors and the committees of the Board of Directors. Although non-binding, the Board of Directors and its committees value the opinions of our stockholders and will review and consider the voting results when making future decisions regarding executive compensation.

What is a broker non-vote and how does it affect the proposals?

A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. If you hold your shares in “street name” and you do not instruct your broker how to vote your shares, no votes will be cast on your behalf with respect to the election of three Class III directors (Proposal 1) or the advisory votes on approval of the compensation of our named executive officers (Proposal 3) and the frequency of future advisory votes on executive compensation (Proposal 4). In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any proposal. Your broker will, however, continue to have discretion to vote your shares with respect to the ratification of the appointment of Grant Thornton LLP (Proposal 2) if you do not provide voting instructions on such proposal. Broker non-votes are included in the number of shares present at the Annual Meeting for purposes of determining a quorum.

Do I have any dissenters’ or appraisal rights with respect to any of the matters to be voted on at the Annual Meeting?

No. Delaware law does not provide stockholders any dissenters’ or appraisal rights with respect to the matters to be voted on at the Annual Meeting.

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2016 PROXY STATEMENT

What are the solicitation expenses and who pays the cost of this proxy solicitation?

Our Board of Directors is asking for your proxy and we will pay all of the costs of asking for stockholder proxies. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation material to the beneficial owners of Common Stock and collecting voting instructions. We may use our officers and employees to solicit proxies, as described below.

Is this proxy statement the only way that proxies are being solicited?

No. In addition to the solicitation of proxies by use of the mail, our officers and employees may solicit the return of proxies by telephone, e-mail or through personal contact. These officers and employees will not receive additional compensation but will be reimbursed for out-of-pocket expenses. Brokerage houses and other custodians, nominees and fiduciaries, in connection with shares of the Common Stock registered in their names, will be asked to forward solicitation material to the beneficial owners of shares of Common Stock.

Are there any other matters to be acted upon at the Annual Meeting?

Management does not intend to present any business at the Annual Meeting for a vote other than the matters set forth in the Notice and has no information that others will do so. If other matters requiring a vote of the stockholders properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with applicable law and their judgment on such matters.

Where can I find voting results?

We plan to publish the voting results in a Current Report on Form 8-K, which we expect to file with the SEC within four business days following the Annual Meeting.

Who can help answer my questions?

The information provided above in this “Question and Answer” format is for your convenience only and is merely a summary of certain information contained in this proxy statement. We urge you to carefully read this entire proxy statement, including the documents referred to in this proxy statement. If you have any questions or need additional material, please feel free to contact Investor Relations at (855) 603-1620 or investors@paycom.com.

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2016 PROXY STATEMENT

Proposal 1: Election of Directors

Pursuant to our amended and restated certificate of incorporation and our amended and restated bylaws, our Board of Directors is divided into three classes, with the members of the classes serving three-year terms that expire in successive years. The terms of office of the current members of our Board of Directors are divided as follows:

•	the term of office for our Class I directors will expire at the annual meeting of the stockholders to be held in 2017;

•	the term of office for our Class II directors will expire at the annual meeting of the stockholders to be held in 2018; and

•	the term of office for our Class III directors will expire at this Annual Meeting.

At each annual meeting of stockholders, the successors to the directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following such election. Any vacancies in our classified Board of Directors may be filled by the remaining directors and the elected person will serve the remainder of the term of the class to which he or she is appointed. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

The Board of Directors has nominated Jason D. Clark, Chad Richison and Sanjay Swani for election as Class III directors, each to serve for a term expiring on the date of the annual meeting of stockholders to be held in 2019 and until his successor has been duly elected and qualified or his earlier death, resignation or removal (each, a “Director Nominee” and, collectively, the “Director Nominees”). Each Director Nominee currently serves on our Board of Directors. There are no family relationships between any of our directors or executive officers.

Directors and Director Nominees

The following table sets forth the name, age and position of each director currently serving on our Board of Directors, including the Director Nominees:

Name	Age	Positions	Director Class (Expiration of Current Term)
Chad Richison	45	President, Chief Executive Officer and Director	Class III (2016)
Jason D. Clark(1)(2)	45	Director	Class III (2016)
Robert J. Levenson(1)	74	Director	Class II (2018)
Robert Minicucci(2)(3)	63	Chairman of the Board of Directors	Class I (2017)
Conner Mulvee	33	Director	Class I (2017)
Frederick C. Peters II(1)(3)	66	Director	Class II (2018)
Sanjay Swani(2)(3)	49	Director	Class III (2016)

(1)	Member of the audit committee.
(2)	Member of the nominating and corporate governance committee.
(3)	Member of the compensation committee.

The biographies of the Director Nominees are as follows:

Jason D. Clark has served as a member of our Board of Directors since August 2014. Mr. Clark has served as President and Chief Executive Officer of CompSource Mutual Insurance Company since March 2009. Mr. Clark is a member of the board of directors of the Oklahoma State Chamber of Commerce, a Vice President of the American Association of State Compensation Insurance Funds (AASCIF), a member of the Workers’ Compensation Electronic Interchange Advisory Committee for the State of Oklahoma and has previously served in leadership positions for multiple industry and trade associations. Mr. Clark has over 25 years of experience in the insurance industry specializing in workers’ compensation insurance. Mr. Clark earned his bachelor’s degree in business administration from the University of Central Oklahoma. Mr. Clark was selected to serve on our Board of Directors because of his business experience.

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2016 PROXY STATEMENT

Proposal 1: Election of Directors (continued)

Chad Richison has served as President and Chief Executive Officer since he founded Paycom in 1998. Mr. Richison has also served as a member of our Board of Directors since 1998. He began his career in sales with a national payroll and human resources company and a regional payroll company prior to founding Paycom. Mr. Richison received his bachelor’s degree in mass communications—journalism from the University of Central Oklahoma. Mr. Richison was selected to serve on our Board of Directors because of the leadership skills, strategic guidance and experience he brings as our President and Chief Executive Officer and operational expertise from his prior experience in the industry.

Sanjay Swani has served as a member of our Board of Directors since April 2013. Mr. Swani is a managing member of WCAS X Associates, LLC (“X Associates”) and WCAS CP IV Associates LLC (“CP Associates”), which are the general partners of Welsh, Carson, Anderson & Stowe X, L.P. (“WCAS X”) and WCAS Capital Partners IV, L.P. (“WCAS Capital IV” and, together with WCAS X, the “WCAS Funds”), respectively. Mr. Swani is also a Vice President of WCAS Management Corporation (“WCASM”). Mr. Swani focuses on investments in the information and business services industry. Prior to joining Welsh, Carson, Anderson & Stowe in 1999, he was a Director with Fox Paine & Company, a San Francisco-based private equity firm. Mr. Swani also spent four years in the Mergers, Acquisitions & Restructuring Department and two years in the Debt Capital Markets Department of Morgan Stanley Dean Witter & Co. Previously, Mr. Swani has served on the boards of directors of Mobile Mini, Dex Media, Valor Communications and ITC Deltacom, each of which was a publicly traded company during his tenure on the board. In addition, he has served on the boards of directors of numerous private companies, including GlobalCollect, Triple Point Technologies, Identifix, Ozburn-Hessey Logistics and Revel Systems. He earned his bachelor’s degree from Princeton University in 1987 and concurrent degrees from the Harvard Law School and the MIT Sloan School of Management in 1994. Mr. Swani was selected to serve on our Board of Directors because of his financial and investment expertise.

The biographies of the directors currently serving as Class I directors are as follows:

Robert Minicucci has served as a member of our Board of Directors since July 2007. He was elected Chairman of the Board of Directors in December 2013. Mr. Minicucci joined Welsh, Carson, Anderson & Stowe in August 1993. He has served as a managing member of the general partners of certain funds affiliated with Welsh, Carson Anderson & Stowe and focused on the information/business services industry during his entire tenure with the firm. Following his retirement in July 2008, Mr. Minicucci continues to hold an equity interest in X Associates and CP Associates, which are the general partners of WCAS X and WCAS Capital IV, respectively, in his capacity as managing member. Prior to joining Welsh, Carson, Anderson & Stowe, Mr. Minicucci served as Senior Vice President and Chief Financial Officer of First Data Corporation. Before joining First Data Corporation, he served as Senior Vice President and Treasurer of the American Express Company. He also spent 12 years at Lehman Brothers where he was a Managing Director. Mr. Minicucci currently serves on the boards of directors of two public companies, Alliance Data Systems, Inc. and Amdocs Limited, and previously served on the board of directors of Retalix, Ltd. Over the course of his career Mr. Minicucci has served on the boards of directors for 15 publicly and privately held companies. Mr. Minicucci received his bachelor’s degree from Amherst College in 1975 and received an M.B.A. from Harvard Business School in 1979. Mr. Minicucci was selected to serve on our Board of Directors because of his financial and investment expertise and his industry experience with other software technology companies.

Conner Mulvee has served as a member of our Board of Directors since February 2014. Mr. Mulvee is currently a Principal at WCASM, after having served as a Vice President of WCASM from January 2011 to December 2015 and as an Associate at Welsh, Carson, Anderson & Stowe from August 2008 to January 2011. He focuses on investments in the information/business services and healthcare industries. Prior to joining Welsh, Carson, Anderson & Stowe, Mr. Mulvee spent two years in the investment banking division of Lehman Brothers. He earned his bachelor’s degree from Amherst College in 2005. Mr. Mulvee was selected to serve on our Board of Directors because of his financial and investment expertise.

The biographies of the directors currently serving as Class II directors are as follows:

Robert J. Levenson has served as a member of our Board of Directors since July 2007. Mr. Levenson is a founder and managing member of Lenox Capital Group, LLC, a private venture capital investment company formed in 2000 (“Lenox Capital”), which focuses primarily on early stage software technology and service company investments. From 1981 through 1990, Mr. Levenson held several executive management positions with Automatic Data Processing, Inc. (“ADP”), including Group President—Employer Services, member of the Corporate Executive Committee and member of the board

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2016 PROXY STATEMENT

Proposal 1: Election of Directors (continued)

of directors. In late 1990, Mr. Levenson was named Chief Operating Officer of Medco Containment Services, Inc. (“Medco”) (which was later acquired by Merck & Co., Inc.), and was elected to Medco’s board of directors. From 1992 until 2003, Mr. Levenson served on the board of directors of First Data Corporation (“FDC”), and from 1993 until his retirement in 2000, he served as Executive Vice President of FDC. Thereafter, he served as a consultant to FDC and certain of its joint venture affiliates until 2006. Mr. Levenson has served on boards of directors of public and private companies as well as civic and philanthropic organizations. These include: ADP, FDC, Medco, Central Data Systems, Inc., Comnet, Inc., Polyvision, Broadway & Seymour, Superior TeleCom Inc., Vestcom International, Emisphere Technologies, Inc., Ceridian Corp, and Elite Pharmaceuticals, Inc. He graduated from Kent State University with his bachelor’s degree in business administration. Mr. Levenson was selected to serve on our Board of Directors because of his industry expertise and experience as a member of the boards of directors of other companies.

Frederick C. Peters II has served as a member of our Board of Directors since March 2014. He currently serves as Chairman and Chief Executive Officer of Bluestone Financial Institutions Fund. Prior to joining Bluestone Financial Institutions Fund, Mr. Peters served as the Chairman, President and Chief Executive Officer of Bryn Mawr Bank Corporation (“BMTC”), a publicly traded company, and its principal subsidiary, The Bryn Mawr Trust Company, and continues to serve on BMTC’s board of directors. BMTC is listed on the Nasdaq Stock Market. Prior to joining BMTC in 2001, Mr. Peters started two community banks: National Bank of the Main Line in 1985 and First Main Line Bank in 1995. Mr. Peters began his banking career at Philadelphia National Bank in 1976 and held lending and executive positions at Hamilton Bank and Industrial Valley Bank prior to starting his first community bank. Mr. Peters has served on numerous non-profit boards including Main Line Health where he served first as chairman of the audit committee and later as chairman of the finance committee. He currently serves on the board of directors of the National Association of Corporate Directors—Philadelphia Chapter and The Bryn Mawr Film Institute. In addition, Mr. Peters served on the board of directors of the Federal Reserve Bank of Philadelphia from 2009 through 2014. He served as the chairman of the Federal Reserve Bank of Philadelphia’s audit committee from January 1, 2013 through December 31, 2014, while also serving as a member of the Federal Reserve Bank’s committee of audit chairs in Washington, D.C. Mr. Peters graduated from Amherst College with his bachelor’s degree in political science. Mr. Peters was selected to serve on our Board of Directors because of his financial and investment expertise and his experience as a member of the board of directors of a public company.

Vote Required

To be elected as a director, each Director Nominee must receive a plurality of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Nonetheless, pursuant to our Corporate Governance Guidelines, in an uncontested election, any director nominee who receives a Majority Withheld Vote is required to promptly tender his or her resignation to the Board of Directors following certification of the stockholder vote. The nominating and corporate governance committee (or, alternatively, a committee of the independent directors of the Board of Directors if each member of the nominating and corporate governance committee received a Majority Withheld Vote), must recommend to the Board of Directors whether to accept the resignation offer. The Board of Directors is required to consider and act on the recommendation within ninety (90) days following certification of the stockholder vote and will promptly disclose its decision whether to accept the resignation offer (and, if applicable, the reasons for rejecting the resignation offer) in a press release. Should any Director Nominee become unable or unwilling to accept his or her nomination or election, the proxy holders may vote the proxies for the election, in his or her stead, of any other person the Board of Directors may nominate or designate. Each Director Nominee has expressed his intention to serve the entire term for which election is sought.

Recommendation of the Board of Directors

The Board of Directors recommends that you vote FOR each Director Nominee.

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2016 PROXY STATEMENT

Corporate Governance

Board of Directors Composition and Independence

Our Board of Directors consists of seven members. Our Board of Directors has affirmatively determined that each of Messrs. Clark, Levenson, Minicucci, Mulvee, Peters and Swani qualifies as “independent” in accordance with the criteria set forth in the New York Stock Exchange Listed Company Manual. In making such determination, the Board of Directors considered certain transactions and relationships described in “Certain Relationships and Related Party Transactions” as well as our relationships with Welsh, Carson, Anderson & Stowe and an entity affiliated with Mr. Levenson, in each case in its capacity as a client who has purchased our human capital management and payroll software at a standard rate. Directors hold office until their successors have been elected and qualified or until the earlier of their death, resignation or removal.

Board Leadership Structure

The Chief Executive Officer and Chairman of the Board of Directors are both appointed by the Board of Directors, and these positions may be held by the same person. Our current leadership structure separates the offices of Chief Executive Officer and Chairman of the Board of Directors, with Mr. Richison serving as our Chief Executive Officer and Mr. Minicucci serving as Chairman of the Board of Directors. The Board of Directors believes that the separation of the offices of the Chief Executive Officer and Chairman of the Board of Directors is appropriate at this time because it allows the Chief Executive Officer to focus primarily on our day-to-day operations and the implementation of our strategic, financial and management policies, while allowing the chairman to lead our Board of Directors in its role of providing advice to, and oversight of, management. Mr. Minicucci, as Chairman of the Board of Directors, also presides at regularly scheduled executive sessions of non-management members of our Board of Directors.

We believe it is important that the Board of Directors retain flexibility to determine whether these roles should be separate or combined based upon consideration of all relevant factors and circumstances at a given point in time, and our Corporate Governance Guidelines allow the Board of Directors to determine whether to separate or combine the roles of Chairman of the Board of Directors and Chief Executive Officer. If the Chairman is not an independent director, our Corporate Governance Guidelines provide that the non-management directors are required to appoint a lead independent director to help ensure the independence of the Board of Directors from the Chief Executive Officer and the Chairman. Because the Board of Directors has affirmatively determined that Mr. Minicucci is independent, the non-management directors have not appointed a lead independent director. A copy of the Corporate Governance Guidelines is available on our website at investors.paycom.com.

Board of Directors Meetings

During the fiscal year ended December 31, 2015, the Board of Directors held five meetings and acted by written consent on eight occasions. Each director attended at least 75% of the aggregate number of meetings held by the Board of Directors and the committees of the Board of Directors for the period for which such director served on the Board of Directors or committee(s), if applicable, during 2015. Each member of the Board of Directors attended the annual meeting of stockholders in 2015, although the Board of Directors does not have a policy requiring director attendance at annual meetings of stockholders.

Committees

Our Board of Directors has established the following committees: an audit committee, a compensation committee and a nominating and corporate governance committee. Each committee has the composition and primary responsibilities described below. Members serve on these committees until their resignation or death or until otherwise determined by our Board of Directors.

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Corporate Governance (continued)

Audit Committee

Our audit committee oversees our accounting and financial reporting processes and the audit of our financial statements. In that regard, our audit committee assists board oversight of (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence and (iv) the performance of our internal audit function and independent auditors. Among other matters, the audit committee is responsible for (a) the appointment, compensation, retention, oversight and pre-approval of our independent auditors, including oversight of firm and partner rotation, (b) evaluating the qualifications, performance and independence of our independent auditors, (c) reviewing our annual and interim financial statements, (d) discussing press releases, financial information and earnings guidance provided to analysts and rating agencies, (e) discussing policies with respect to risk assessment and risk management, (f) reviewing and ensuring the adequacy of our internal control systems, (g) reviewing and approving related party transactions and (h) annually reviewing the audit committee charter and the committee’s performance.

The current members of our audit committee are Messrs. Clark, Levenson, and Peters, with Mr. Peters serving as the chairman of the committee. Our Board of Directors has affirmatively determined that each of Messrs. Clark, Levenson and Peters (i) is independent for purposes of serving on the audit committee under applicable SEC rules and regulations and the New York Stock Exchange Listed Company Manual and (ii) meets the requirements for financial literacy under the New York Stock Exchange Listed Company Manual and applicable SEC rules and regulations. Our Board of Directors has designated Mr. Peters as an “audit committee financial expert” as defined under the applicable rules of the SEC and determined that he has accounting or related financial management expertise as required under the New York Stock Exchange Listed Company Manual. The audit committee operates under a written charter that satisfies the applicable SEC rules and regulations and the requirements of the New York Stock Exchange Listed Company Manual. A copy of the audit committee charter is available on our website at investors.paycom.com. During the fiscal year ended December 31, 2015, the audit committee held six meetings and acted by written consent on one occasion.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is responsible for, among other matters, identifying, evaluating and recommending candidates for membership on our Board of Directors, including nominees recommended by stockholders, reviewing and recommending the composition of our committees, overseeing our code of business conduct and ethics and corporate governance guidelines and reporting and making recommendations to our Board of Directors concerning governance matters. The nominating and corporate governance committee also annually reviews the nominating and corporate governance committee charter, the performance of the Board of Directors and management and its own performance.

The current members of the nominating and corporate governance committee are Messrs. Clark, Minicucci and Swani, with Mr. Swani serving as chairman of the committee. Messrs. Minicucci and Swani have served on the nominating and corporate governance committee since our initial public offering in April 2014 and Mr. Clark was appointed to the committee in August 2015. Our Board of Directors has affirmatively determined that each of Messrs. Clark, Minicucci and Swani is independent for purposes of serving on the nominating and corporate governance committee under applicable SEC rules and regulations and the New York Stock Exchange Listed Company Manual. The nominating and corporate governance committee operates under a written charter that satisfies the applicable SEC rules and regulations and the requirements of the New York Stock Exchange Listed Company Manual. A copy of the nominating and corporate governance committee charter is available on our website at investors.paycom.com. During the fiscal year ended December 31, 2015, the nominating and corporate governance committee held three meetings and acted by written consent on two occasions.

Compensation Committee

Our compensation committee reviews and approves, or recommends that our Board of Directors approve, the compensation of our executive officers. Among other matters, the compensation committee reviews and approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives, approves, or recommends that our

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2016 PROXY STATEMENT

Corporate Governance (continued)

Board of Directors approve, all stock option grants and other equity-related awards to our executive officers, approves and administers incentive-based compensation plans and equity-based compensation plans and reviews and makes recommendations with respect to the annual Compensation Discussion and Analysis. The compensation committee also annually reviews the compensation committee charter and the committee’s performance.

The current members of our compensation committee are Messrs. Minicucci, Peters and Swani, with Mr. Minicucci serving as the chairman of the committee. Our Board of Directors has affirmatively determined that (i) each of Messrs. Minicucci, Peters and Swani is independent for purposes of serving on the compensation committee under applicable SEC rules and regulations and the New York Stock Exchange Listed Company Manual, (ii) Mr. Peters qualifies as a “non-employee director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (iii) each of Messrs. Minicucci, Peters and Swani qualifies as an “outside director” for purposes of Section 162(m) of the Internal Revenue Code (the “Code”). Our Board of Directors has determined that Messrs. Minicucci and Swani do not qualify as “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act due to their involvement in transactions requiring disclosure pursuant to Item 404(a) of Regulation S-K. See “Certain Relationships and Related Party Transactions.” The compensation committee operates under a written charter that satisfies the applicable SEC rules and regulations and the requirements of the New York Stock Exchange Listed Company Manual. A copy of the compensation committee charter is available on our website at investors.paycom.com. During the fiscal year ended December 31, 2015, the compensation committee held four meetings and acted by written consent on two occasions.

Compensation Committee Interlocks and Insider Participation

The current members of our compensation committee are Messrs. Minicucci, Peters and Swani. Messrs. Minicucci and Swani have served on the compensation committee since our initial public offering in April 2014 and Mr. Peters was appointed to the compensation committee in August 2015. None of the members of our compensation committee is or has at any time during the past year been an officer or employee of Paycom. None of our executive officers currently serves or in the past year has served as a member of the board of directors or compensation or similar committee of any entity that has one or more executive officers serving on our Board of Directors or compensation committee.

Messrs. Minicucci and Swani are managing members of X Associates and CP Associates, which are the general partners of WCAS X and WCAS Capital IV, respectively. As described elsewhere in this proxy statement, we were and/or currently are a party to various arrangements with Welsh, Carson, Anderson & Stowe. In addition, Messrs. Minicucci and Swani were parties to the Amended and Restated Stockholders Agreement dated March 10, 2014 (the “Stockholders Agreement”) and are parties to the Registration Rights Agreement dated as of December 30, 2013 (as amended from time to time, the “Registration Rights Agreement”). For additional information regarding these arrangements, see “—Other Corporate Governance Matters—Stockholders Agreement” and “Certain Relationships and Related Party Transactions.”

Risk Oversight

Our Board of Directors is responsible for, among other things, overseeing the conduct of our business, reviewing and, where appropriate, approving our long-term strategic, financial and organizational goals and plans, and reviewing the performance of our Chief Executive Officer and other members of senior management. Our Board of Directors, as a whole and through its committees, is responsible for the oversight of risk management, and our senior management is responsible for assessing and managing our risks on a day-to-day basis. Our audit committee periodically discusses with management our policies with respect to risk assessment and risk management as well as our significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures, and our compensation committee oversees risk related to compensation policies. Both our audit and compensation committees report to the full Board of Directors with respect to these matters, among others.

Director Nomination Procedures

Our nominating and corporate governance committee is responsible for, among other things, assisting our Board of Directors in identifying qualified director nominees and recommending nominees to stand for election at each annual meeting of stockholders. The nominating and corporate governance committee’s goal is to assemble a board with a wide

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2016 PROXY STATEMENT

Corporate Governance (continued)

range of relevant experience, skills and perspectives. In making its recommendations to the Board of Directors, the nominating and corporate governance committee assesses the independence, character and acumen of each candidate, as well as his or her potential contributions to the diversity of the Board of Directors. While we do not have a formal diversity policy for board membership, the nominating and corporate governance committee endeavors to consider candidates who represent a mix of backgrounds, diversity of race/ethnicity, gender, age, skills and professional experiences that enhance the quality of the deliberations and decisions of the Board of Directors, in the context of the perceived needs of the structure of the Board of Directors at that point in time. The Board of Directors and the nominating and corporate governance committee aim to identify a diverse group of candidates and believe that no single criterion such as gender or minority status is determinative in obtaining diversity on the Board of Directors.

With respect to incumbent members of the Board of Directors, the nominating and corporate governance committee will annually evaluate the current members of the Board of Directors whose terms are expiring and who are willing to continue in service against the criteria set forth above in determining whether to recommend such directors for re-election.

Director candidates may come to the attention of the nominating and corporate governance committee from current directors, stockholders, officers or other sources. The nominating and corporate governance committee reviews all candidates in the same manner regardless of the source of the recommendation. In March 2016, the nominating and corporate governance committee adopted a formal policy regarding stockholder nominees. The nominating and corporate governance committee will consider recommendations for the nomination of directors submitted by stockholders entitled to vote generally in the election of directors. The nominating and corporate governance committee has not established a minimum number of shares of Common Stock that a stockholder must own in order to recommend a director candidate for consideration, or a minimum length of time during which the stockholder must own its shares of the Common Stock, but the nominating and corporate governance committee will take into account the size and duration of a recommending stockholder’s ownership interest in Paycom. The nominating and corporate governance committee will also consider the extent to which the stockholder making the recommendation intends to maintain its ownership interest in Paycom. The nominating and corporate governance committee will only consider recommendations of nominees who satisfy the minimum qualifications prescribed by the nominating and corporate governance committee for Board of Directors candidates, including that a director must represent the interests of all stockholders and not serve for the purpose of favoring or advancing the interests of any particular stockholder group or other constituency. The nominating and corporate governance committee will only consider recommendations submitted in compliance with our amended and restated bylaws (as the same may be amended from time to time) and any procedural requirements adopted by the nominating and corporate governance committee and disclosed in this proxy statement.

Communications with the Board of Directors

Any stockholder or other interested party who desires to make his or her concerns known to an individual director, a committee of the Board of Directors, the entire Board of Directors, the non-management directors or the independent directors may do so by delivering mail to: Board of Directors of Paycom Software, Inc., 7501 W. Memorial Road, Oklahoma City, OK 73142. We will forward all stockholder communications, other than communications that are not properly directed or are frivolous, to the specific director(s), committee(s), the entire Board of Directors or the group of director(s), as requested in the communications.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other principal executive and senior officers responsible for financial reporting. The code of business conduct and ethics is available on our website at investors.paycom.com. Our code of business conduct and ethics is a “code of ethics,” as defined in Item 406(b) of Regulation S-K. The information contained on, or accessible from, our website is not part of this proxy statement by reference or otherwise. We will make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of ethics on our website.

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2016 PROXY STATEMENT

Corporate Governance (continued)

Other Corporate Governance Matters

Stockholders Agreement

Prior to our initial public offering, we entered into the Stockholders Agreement with WCAS X, WCAS Capital IV, WCASM, Chad Richison, Robert J. Levenson, and several other stockholders. In March 2015, the WCAS Funds distributed shares of Common Stock to the managing members of X Associates, which is the general partner of WCAS X, and CP Associates, which is the general partner of WCAS Capital IV, and the managing members who received shares in such distributions (including Messrs. Minicucci and Swani and an affiliate of Mr. Swani) executed joinders whereby they became parties to the Stockholders Agreement.

Among other things, the Stockholders Agreement provided that for so long as the parties thereto continued to collectively hold 40% of the issued and outstanding shares of Common Stock, each party was obligated to vote and take all other necessary and desirable action within such party’s control to, among other things, elect to the Board of Directors representatives designated by WCAS X, WCAS Capital IV and a group of minority holders. Each party to the Stockholders Agreement also appointed X Associates as such person’s true and lawful proxy and attorney-in-fact and granted an irrevocable proxy to X Associates to vote at any annual or special meeting of stockholders or to take any action by written consent in lieu of such meeting for the election or removal of directors and other related matters expressly covered by the Stockholders Agreement. X Associates was entitled to exercise this irrevocable proxy in the event that a party to the Stockholders Agreement failed to vote in accordance with the terms of the Stockholders Agreement. Pursuant to their respective rights set forth in the Stockholders Agreement, WCAS X initially designated Messrs. Levenson, Minicucci and Swani to serve on the Board of Directors, WCAS Capital IV initially designated Mr. Mulvee to serve on the Board of Directors and a group of minority holders initially designated Mr. Richison to serve on the Board of Directors. WCAS X then designated Mr. Levenson for re-election at the 2015 annual meeting. The Stockholders Agreement was terminated on December 29, 2015. Accordingly, WCAS X, WCAS Capital IV and the group of minority holders are no longer entitled to designate representatives to serve on the Board of Directors. Mr. Swani has been nominated by the Board of Directors to stand for election as a Class III director at the Annual Meeting without any direction from WCAS X and Mr. Richison has been nominated by the Board of Directors to stand for election as a Class III director at the Annual Meeting without any direction from the specified group of minority holders.

Controlled Company Exemption and Change in Control

Prior to September 21, 2015, the parties to the Stockholders Agreement collectively held more than 50% of the voting power for the election of our directors. Accordingly, we elected to take advantage of exemptions from compliance with certain corporate governance requirements afforded to a “controlled company” under the New York Stock Exchange Listed Company Manual, including the requirements that (i) a majority of the members of our Board of Directors qualify as “independent directors,” as defined under the New York Stock Exchange Listed Company Manual, (ii) any compensation committee or nominating and corporate governance committee be composed entirely of independent directors and (iii) any compensation committee or nominating and corporate governance committee have an annual performance evaluation.

On September 21, 2015, the WCAS Funds, certain of our executive officers and certain other stockholders sold shares of Common Stock in an underwritten public offering (the “September Registration”). As a result of the September Registration, the parties to the Stockholders Agreement no longer collectively held more than 50% of the voting power for the election of our directors as of September 21, 2015, and we ceased to qualify as a “controlled company” under Section 303A of the New York Stock Exchange Listed Company Manual. Our obligations to comply the corporate governance requirements from which we were previously exempt under the New York Stock Exchange Listed Company Manual are phased in, such that we (i) must satisfy the majority independent board requirement of Section 303A.01 within one year of the date our status changed, (ii) were required to satisfy the website posting requirements of Sections 303A.04 and 303A.05 by the date our status changed and (iii) were required to have (A) at least one independent member on our nominating and corporate governance committee and at least one independent member on our compensation committee as required by Sections 303A.04 and 303A.05 by the date our status changed, (B) at least a majority of independent members on each committee within 90 days of the date our status changed and (C) fully independent committees within one year of the date our status changed. As of March 25, 2016, we have complied with all of the foregoing requirements.

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2016 PROXY STATEMENT

Corporate Governance (continued)

As disclosed in our Current Report on Form 8-K filed with the SEC on September 25, 2015, the change in ownership described above may be deemed a change in control. We are not aware of any other arrangements, including any pledge of our securities, the operation of which may at a subsequent date result in a change in control of Paycom.

Director Compensation

In February 2016, our Board of Directors modified our director compensation package. For the 2016 fiscal year, our non-management directors will receive the following amounts as compensation for service on our Board of Directors and its committees, payable in cash in quarterly installments:

Recipient(s)	Annual Amount ($)
Non-management directors	75,000
Chairman of the Board of Directors	25,000
Audit committee chairperson	10,000
Audit committee members (excluding chairperson)	7,500
Compensation committee chairperson	5,000
Compensation committee members (excluding chairperson)	4,000
Nominating and corporate governance committee chairperson	5,000
Nominating and corporate governance committee members (excluding chairperson)	4,000

In addition, our Board of Directors approved a new long-term compensation component of the director compensation package. Commencing with the Annual Meeting, on the date of each annual meeting of stockholders, each non-employee director will be entitled to receive an annual fixed amount equal to $50,000 that is payable, at the election of the director, (i) in the form of shares of restricted stock that vest in three equal annual installments, with the number of shares to be determined based on the closing price of the Common Stock on the date of grant, or (ii) in equal cash installments on the first, second and third anniversaries of the date of grant.

All directors are entitled to reimbursement for their reasonable out-of-pocket expenditures incurred in connection with their board or committee service.

The following table provides information regarding compensation paid to each director during 2015. All fees for service on our Board of Directors in 2015 were paid in cash. Mr. Richison serves as our President and Chief Executive Officer and did not receive additional compensation for his service as a director in 2015. See “Compensation of Executive Officers—Summary Compensation Table for Fiscal Years Ended December 31, 2015, 2014 and 2013” for additional information regarding the compensation paid to Mr. Richison during 2015. Neither our compensation consultant, Compensia, nor any of our executive officers had a role in determining or recommending the amount or form of compensation paid to members of our Board of Directors.

Name	Fees Earned or Paid in Cash ($)	Total ($)
Jason D. Clark	80,000	80,000
Robert J. Levenson	80,000	80,000
Robert Minicucci	100,000	100,000
Conner Mulvee	75,000	75,000
Frederick C. Peters II	85,000	85,000
Sanjay Swani	75,000	75,000

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2016 PROXY STATEMENT

Audit Committee Matters

Audit Committee Report

The following is the report of the audit committee with respect to our audited financial statements for the fiscal year ended December 31, 2015, which includes our consolidated balance sheets as of December 31, 2015 and December 31, 2014, and the related consolidated statements of income, stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2015, and the notes thereto. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed with the SEC” or subject to the liabilities of Section 18 of the Exchange Act, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate it by reference into such filing.

Review and Discussions with Management

The audit committee has reviewed and discussed the Company’s audited financial statements with management.

Review and Discussions with Independent Registered Public Accounting Firm

Pursuant to the terms of the audit committee’s charter, the audit committee meets at least once per fiscal quarter or more frequently as it may determine necessary. The audit committee has discussed with Grant Thornton LLP the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees,” issued by the Public Company Accounting Oversight Board.

The audit committee has also received written disclosures and the letter from Grant Thornton LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton LLP’s communications with the audit committee concerning independence, and has discussed with Grant Thornton LLP their independence from the Company. The audit committee has also reviewed and discussed the selection, application and disclosure of the critical accounting policies of the Company with Grant Thornton LLP.

Based on the review and discussions referred to above, the audit committee recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

AUDIT COMMITTEE

Jason D. Clark
Robert J. Levenson
Frederick C. Peters II

Fees to Independent Registered Public Accounting Firm

The following is a summary of the fees billed to us by Grant Thornton LLP for audit services for fiscal 2014 and 2015 as well as for audit-related, tax and other services rendered during the applicable periods (in thousands):

	2015	2014
Audit Fees(1)	$1,113	$903
Audit-Related Fees(2)	0	31
Tax Fees(3)	41	23
All Other Fees(4)	0	0
Total Fees	$1,154	$957

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Audit Committee Matters (continued)

(1)

Audit fees consist of fees billed for professional services rendered for the audit of our annual consolidated financial statements, the review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements, including consultations concerning financial reporting in connection with issuances of auditor consents and comfort letters with respect to registration statements filed with the SEC and related securities offerings. Fiscal 2014 audit fees include fees related to our initial public offering including the audit of our fiscal 2011, fiscal 2012 and fiscal 2013 financial statements, and related filings.

(2)	Audit-related fees consist of fees billed for the audit of our employee benefit plan.
(3)

Tax fees consist of fees billed for professional services rendered for tax compliance (including the preparation, review and filing of tax returns), tax advice and tax planning. These services include assistance regarding federal and state tax compliance.

(4)	Grant Thornton LLP did not provide any “other services” during the relevant periods.

Policy on Audit Committee Pre-approval of Audit and Non-audit Services Performed by Independent Registered Public Accounting Firm

The audit committee has determined that all services performed by Grant Thornton LLP are compatible with maintaining the independence of Grant Thornton LLP. The audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The audit committee has delegated authority to its chairman, Mr. Peters, to pre-approve any audit or non-audit services to be provided by Grant Thornton LLP, provided that (i) the fees for such services do not exceed $250,000 in the aggregate, (ii) any matters approved by the chairman under such delegated authority must be presented to the full audit committee at its next scheduled meeting and (iii) such services must be allowed to be provided by our independent registered public accounting firm under the Sarbanes-Oxley Act of 2002 and SEC rules relating to auditor independence. The independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval process.

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2016 PROXY STATEMENT

Proposal 2: Ratification of the Appointment of Our Independent Registered Public Accounting Firm

The audit committee has appointed Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2016. The audit committee and the Board of Directors recommend that you ratify this appointment.

Arrangements have been made for a representative of Grant Thornton LLP to attend the Annual Meeting. The representative will have the opportunity to make a statement if he or she desires to do so, and he or she will be available to respond to appropriate stockholder questions.

Vote Required

The approval of Proposal 2 will require the affirmative vote, in person or by proxy, of the holders of at least a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal.

Recommendation of the Board of Directors

The Board of Directors recommends that you vote FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2016.

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2016 PROXY STATEMENT

Management

The following table provides information regarding our executive officers.

Name	Age	Positions
Chad Richison	45	President, Chief Executive Officer and Director
Craig E. Boelte	52	Chief Financial Officer
Jeffrey D. York	48	Chief Sales Officer
William X. Kerber III	40	Chief Information Officer
Stacey Pezold	36	Chief Operating Officer

The narrative disclosure below provides information about the business experience of certain of our executive officers. See “Proposal 1: Election of Directors—Directors and Director Nominees” for such information about Mr. Richison.

Craig E. Boelte has served as our Chief Financial Officer since February 2006. Before joining us, Mr. Boelte owned an accounting practice that served Paycom. Prior to that, Mr. Boelte spent nine years at Deloitte & Touche where he served as Senior Tax Manager. Mr. Boelte has over 29 years of experience in the workforce management and HR industry. Mr. Boelte is a member of the Oklahoma Society of CPAs and the American Institute of CPAs. Mr. Boelte received his bachelor’s degree in business administration and master’s degree in accounting from Oklahoma State University.

Jeffrey D. York has served as our Chief Sales Officer since 2007. Mr. York opened our Dallas location in 2002 prior to joining our corporate executive team. Before joining Paycom, Mr. York was employed by ADP from 1990 to 2002 where he held a variety of sales management positions including Vice President of Sales for the Major Accounts Division. Mr. York earned his M.B.A. from Baylor University and his bachelor’s degree in business administration from Texas Tech University.

William X. Kerber III has served as our Chief Information Officer since July 2007. Mr. Kerber joined us in 1999. Mr. Kerber is a founding team member and has over 19 years of software development and network design experience. Prior to serving as Chief Information Officer, Mr. Kerber served as a lead software developer and network architect. He attended the Oklahoma School of Science and Mathematics and received his bachelor’s degree in computer science from the University of Oklahoma’s Engineering/Computer Science program where he is currently a member of its board of advisors.

Stacey Pezold has served as our Chief Operating Officer since March 2015. Prior to her appointment as Chief Operating Officer, Mrs. Pezold had served as our Executive Vice President of Operations since September 2012, and had held various other positions since joining us in 2005, including Executive Vice President, Director of Corporate Training and Regional Manager. Mrs. Pezold has over 12 years of leadership and training experience. Mrs. Pezold earned her bachelor’s degree in journalism and broadcasting from Oklahoma State University.

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Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides an overview of the material components of our executive compensation program for the following persons:

•	Chad Richison, our President and Chief Executive Officer;

•	Craig E. Boelte, our Chief Financial Officer;

•	Jeffrey D. York, our Chief Sales Officer;

•	William X. Kerber III, our Chief Information Officer; and

•	Stacey Pezold, our Chief Operating Officer.

We refer to these executive officers collectively in this Compensation Discussion and Analysis and the accompanying compensation tables as our named executive officers (“NEOs”). The compensation provided to our NEOs for the years ended December 31, 2015, 2014 and 2013 is set forth in detail in the Summary Compensation Table and other tables that follow this section, as well as the accompanying footnotes and narrative discussions relating to those tables. This Compensation Discussion and Analysis also provides an overview of the elements and philosophy of our executive compensation program as well as how and why the compensation committee of our Board of Directors makes specific compensation decisions and policies with respect to the NEOs.

Executive Summary

2015 Financial and Business Highlights

In 2015, we continued to execute our growth strategy by expanding our geographic presence, pursuing new client relationships and strengthening and extending our solution through the development of new applications as well as software enhancements for existing applications. We believe that these efforts drove our operational success and contributed significantly to our strong financial results for 2015. Our talented and experienced management team is critical to our ability to maintain this momentum and to continue to pursue our strategic objectives. Accordingly, we believe it is important to consider our executive compensation decisions in the context of our financial and operational performance during 2015, which included:

•	49% year-over-year revenue growth;

•	150.9% increase in our stock price between the date of our initial public offering and December 31, 2015, and 42.9% increase in our stock price from December 31, 2014 to December 31, 2015;

•	$0.36 earnings per diluted share for the year ended December 31, 2015; and

•	Five new sales office openings in 2015.

Objectives and Elements of Compensation

Our compensation committee, after reviewing compensation information it considers relevant, has determined what it believes to be the appropriate level and mix of the various compensation components for our NEOs. Ultimately, the objective in allocating between long-term and short-term compensation is to ensure adequate base compensation to attract and retain personnel, while providing incentives to maximize long-term value for us and our stockholders.

The specific objectives of our executive compensation program are to:

•	reward the achievement of our strategic objectives, including financial growth;

•	drive the continued development of our successful and profitable business;

•	attract, motivate, reward and retain highly qualified executives who are important to our success;

•	recognize strong performers by offering cash performance-based incentive compensation and equity awards that reward contributions to our overall success; and

•	align the interests of our NEOs with those of our stockholders and, in doing so, create value for our stockholders.

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Compensation Discussion and Analysis (continued)

The table below summarizes how the various elements of our executive compensation program are designed to achieve these objectives.

Compensation Element	Objectives
Base salary	To compensate NEOs for services rendered during the fiscal year and to recognize their experience, skills, knowledge and responsibilities
Performance-based cash bonuses	To emphasize pay-for-performance and to reward NEOs for the achievement of specified performance criteria
Equity incentive awards	To incentivize and reward NEOs for long-term corporate performance based on the value of our Common Stock and, consequently, to align their interests with those of our stockholders
Retirement benefits	To compensate NEOs for services rendered during the fiscal year and to recognize their experience, skills, knowledge and responsibilities
Perquisites and personal benefits	To compensate NEOs for services rendered during the fiscal year and to recognize their experience, skills, knowledge and responsibilities

Compensation Philosophy

As we pursue our strategic objectives, we must continuously develop and refine our solution to stay ahead of our clients’ needs and challenges, which requires a talented and experienced management team. Our compensation committee, with input from management and our compensation consultant, has developed an executive compensation program that we believe is designed to motivate, reward and retain our leaders and otherwise achieve our strategic objectives, without encouraging excessive or inappropriate risk taking.

Compensation Review and Determination

Role of Compensation Committee

Our compensation committee reviews and approves, or recommends that our Board of Directors approve, the compensation of our NEOs. Among other matters, the compensation committee reviews and approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other NEOs, evaluates the performance of these officers in light of those goals and objectives, and approves, or recommends that our Board of Directors approve, all equity awards to our NEOs.

Compensation Mix. In determining the mix of cash compensation and equity compensation, and in establishing performance criteria and targets for awards under the Paycom Software, Inc. Annual Incentive Plan (the “Annual Incentive Plan”), the compensation committee considered the following factors:

•	our performance, based on financial and non-financial metrics, in the previous year, including the performance of our stock;

•	our growth, based on both financial and non-financial metrics, from the previous year;

•	executive officer retention considerations;

•	our outlook and operating plan for the upcoming year;

•	the compensation analysis provided by Compensia, our compensation consultant;

•	the NEO’s role, responsibilities, and skills;

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Compensation Discussion and Analysis (continued)

•	the NEO’s compensation for the previous year;

•	relevant terms of the NEO’s employment agreement, if any;

•	an evaluation of the NEO’s performance (see “—Role of Executive Officers”);

•	the proposed packages for the other NEOs (internal pay equity);

•	the size of the aggregate equity pool available for awards for the year and the relative allocation of such pool between the NEOs and other participants;

•	overall equity dilution and burn rates as well as equity overhang levels;

•	the value of, and expense associated with, proposed and previously awarded equity grants, including the continuing retentive value of past awards; and

•	compensation trends and competitive factors in the market for talent in which we compete.

We have no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation for our NEOs. Rather, the compensation committee relies on each committee member’s knowledge and experience as well as information provided by management and Compensia to determine the appropriate level and mix of compensation.

Restricted stock awards with vesting and other conditions are structured to entice executives to remain with us and to incentivize them to maximize long-term stockholder value. In determining equity awards for NEOs, the compensation committee considers, among other things, the value of vested and unvested equity awards issued to each executive and the mix of outstanding equity awards with time-based vesting conditions versus market-based vesting conditions that are related to the performance of our Common Stock.

Timing. With respect to equity compensation, we have historically granted awards following the annual event recognizing our top-performing sales representatives. With respect to cash bonuses, the Annual Incentive Plan requires that the compensation committee set performance goals within the first 90 days of a performance period. Following the end of a performance period and our receipt of the independent auditor’s report with respect to financial statements for the applicable fiscal year, the compensation committee must certify the extent to which the performance goals were achieved as well as the calculation and determination of the incentive compensation to be paid to each participant under the Annual Incentive Plan.

Role of Executive Officers

On an annual basis, we evaluate each executive officer’s performance for the prior year. Our Chief Executive Officer, Mr. Richison, with respect to each executive officer other than himself, prepares an evaluation of the executive officers with input from others within Paycom. The evaluation focuses on the achievement of stated corporate and individual goals and performance criteria and the amount of contributions made to Paycom. This process leads to a recommendation from the Chief Executive Officer to the compensation committee with respect to each executive officer’s salary level, cash bonus, and whether or not equity incentive awards should be granted. The compensation committee (without input from the Chief Executive Officer) determines the salary level, cash bonus, and whether or not equity incentive awards should be granted to the Chief Executive Officer.

Role of Compensation Consultant

In March 2015, the compensation committee engaged Compensia to analyze our compensation arrangements and equity plan and to assist the compensation committee in further developing a strategy for equity compensation at Paycom. The compensation committee selected Compensia to provide these services based on, among other things Compensia’s reputation and substantial insight and experience with executive compensation programs in our industry. The compensation committee has reviewed the performance, independence and related fees paid to executive compensation consultants and concluded that our current compensation consultant, Compensia, is independent. In January 2016, the compensation committee expanded the scope of Compensia’s engagement. For purposes of determining 2016 executive compensation, Compensia will work with the compensation committee to identify an appropriate peer group and will provide competitive assessments of our executive and non-employee director compensation arrangements.

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Compensation Discussion and Analysis (continued)

Competitive Market Data

In 2015, for purposes of comparing our executive compensation against the competitive market, the compensation committee reviewed and considered the compensation levels and practices among a group of comparable companies. Compensia provided competitive market data that reflected a sample of companies identified based on the following target criteria:

•	U.S.-based, publicly listed software companies;

•	revenue between $150 million and $325 million;

•	market capitalization between $700 million and $2.25 billion; and

•	double-digit revenue growth.

The companies identified by Compensia for purposes of comparable company research included Benefitfocus, Bottomline Technologies, BroadSoft, Callidus Software, Constant Contact, Cornerstone OnDemand, Cvent, Demandware, Ellie Mae, Financial Engines, inContact, LivePerson, LogMeIn, Marketo, Monotype Imaging Holdings, Paylocity Holding, Proofpoint, PROS Holdings, SPS Commerce, Stamps.com, and Ultimate Software Group.

Compensation Risk Assessment

The compensation committee has conducted its annual risk analysis of our compensation policies and practices, and does not believe that our compensation programs encourage excessive or inappropriate risk taking by our executives or are reasonably likely to have a material adverse effect on us. We believe that our compensation policies and practices include an appropriate balance of short- and long-term incentives as well as fixed and variable features. We also believe that we have established reasonable payout scales and performance goals for Annual Incentive Plan awards and reasonable targets for restricted stock with market-based vesting conditions that are related to the performance of our Common Stock. We believe that these factors, combined with effective oversight by our Board of Directors, discourage excessive or inappropriate risk taking by executives or other employees with respect to matters that may affect compensation.

Cash Compensation

Base Salary

We provide base salaries to our NEOs to compensate them for services rendered during the fiscal year and to recognize their experience, skills, knowledge and responsibilities. During 2015, each of our NEOs other than Mrs. Pezold was party to an employment agreement that sets forth a minimum base salary. No formulaic base salary increases are provided to such NEOs pursuant to the terms of their employment agreements. On an annual basis, our compensation committee reviews and evaluates, with input from our Chief Executive Officer (except with respect to his own compensation), the need for adjustment of the base salaries of our NEOs. For additional information regarding the employment agreements with Messrs. Richison, Boelte, York and Kerber and the terms of Mrs. Pezold’s employment arrangement, see “Compensation of Executive Officers—Employment Agreements and Arrangements.”

Cash Bonuses

Prior to the adoption of the Annual Incentive Plan, we awarded annual performance-based cash bonuses to our NEOs to emphasize pay-for-performance and to reward them for the achievement of specified corporate performance criteria. Each NEO was eligible to receive an annual performance-based cash bonus in an amount up to a fixed percentage of his or her base salary.

Annual Incentive Plan

Overview. Our stockholders approved the Annual Incentive Plan at the 2015 annual meeting. The purpose of the Annual Incentive Plan is to advance our interests and the interests of our stockholders by (i) providing certain employees, including the NEOs, with incentive compensation that is tied to the achievement of pre-established, objective performance goals, (ii) identifying and rewarding superior performance and providing competitive compensation to attract, motivate and retain

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Compensation Discussion and Analysis (continued)

employees who have outstanding skills and abilities, and who achieve superior performance, and (iii) fostering accountability and teamwork throughout Paycom. The Annual Incentive Plan is intended to provide incentive compensation that is not subject to the deduction limitation rules prescribed under Section 162(m) of the Code and is intended to comply with, or be exempt from, the requirements of Section 409A of the Code. The Annual Incentive Plan is administered by the compensation committee.

Participation in the Annual Incentive Plan is limited to those employees who are designated by the compensation committee (or by an officer who is duly authorized by the compensation committee). For each period selected by the compensation committee for payment of incentive compensation, referred to as a “performance period,” the compensation committee must (i) approve the participants eligible to receive performance-based awards under the Annual Incentive Plan, (ii) notify (or direct management to notify) each such participant in writing concerning his or her selection, (iii) select performance goals that are to be used for each participant and (iv) establish, in terms of an objective formula or standard for each participant, the amount of each award that may be earned if the threshold, target, and maximum achievement levels for each performance goal are achieved.

Awards under the Annual Incentive Plan are made based upon achievement of performance goals within the meaning of Section 162(m) of the Code (consisting of individual performance goals, business unit performance goals, and/or company performance goals) relating to one or more “performance criteria,” such as revenues, revenue budget growth, customer growth, sales or earnings per share, among others.

2015 Performance Criteria. The awards granted under the Annual Incentive Plan for the performance period that commenced January 1, 2015 and ended December 31, 2015 were determined based on our revenue growth. The floor for each award was based on our total revenues of $150.9 million for the year ended December 31, 2014. The benchmark revenue growth rate of 29.9% was determined based on analyst estimates of total revenues for 2015. The threshold, target and maximum achievement levels were set at revenue growth rates of 20.0%, 29.9% and 33.49%, respectively, in 2015 as compared to 2014. In addition to establishing achievement levels, the compensation committee established a target bonus percentage for each participant, which was expressed as a percentage of the participant’s base salary. For the 2015 performance period, the target bonus percentage for each of Messrs. Richison and Boelte was 100% and the target bonus percentage for each of Messrs. York and Kerber was 75%. The amount payable to a participant under the Annual Incentive Plan is determined by multiplying (i) the payout percentage by (ii) the participant’s target bonus percentage by (iii) the participant’s base salary.

The following table summarizes the pre-established achievement levels for the 2015 performance period (dollars in thousands):

	Revenue ($)	Growth	Benchmark Growth	Over- Performance (% of Benchmark)	Multiplier	Payout Percentage
Floor	150.90	0.00%	29.90%	0.00%	1	0.00%
Threshold	181.08	20.00%	29.90%	0.00%	1	66.89%
Target	196.02	29.90%	29.90%	0.00%	1	100.00%
Maximum	201.43	33.49%	29.90%	12.00%	2	124.00%
Cap	218.58	44.85%	29.90%	50.00%	2	200.00%

As shown in the table above, if the revenue growth rate exceeded the benchmark rate of 29.9% by 12.0% or more, the payout percentage would be equal to (i) 100% plus (ii) an additional percentage equal to (x) the amount of the over-performance percentage multiplied by (y) two. The payout percentage was capped at 200%. For example, if we achieved revenue growth of 40%, which represents 33.78% over-performance of the benchmark growth rate, the participant’s payout percentage would be 167.56% (i.e., 100% + (2 * 33.78%)). As described above, the payout percentage is then multiplied by the participant’s target bonus percentage and then by the participant’s base salary to determine the amount of such participant’s cash bonus.

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Compensation Discussion and Analysis (continued)

2015 Annual Incentive Plan Bonuses. The table below sets forth (i) the potential amounts payable to each of Messrs. Richison, Boelte, York and Kerber under the Annual Incentive Plan based on achieving the threshold, target or maximum achievement level (up to the cap amount) for the 2015 performance period, as approved by the compensation committee, and (ii) the actual amount paid to each such NEO for the 2015 performance period. We paid cash bonuses under the Annual Incentive Plan for the 2015 performance period on February 16, 2016.

Name	Threshold ($)	Target ($)	Maximum ($)	Cap ($)	Actual Amount Paid ($)
Chad Richison	371,371	555,197	688,444	1,110,394	1,110,394
Craig E. Boelte	195,051	291,600	361,584	583,200	583,200
Jeffrey D. York	189,530	283,346	351,349	566,693	566,693
William X. Kerber III	155,071	231,830	287,470	463,661	463,661

2016 Performance Criteria and Potential Payouts for 2016 Performance Period. For the 2016 performance period, the compensation committee has determined that awards will be based on a formula that accounts for pre-established revenue targets as well as adjusted EBITDA as reported in our filings with the SEC. For the 2016 performance period, the compensation committee set the target bonus percentage at 100% for each of Messrs. Richison and Boelte and at 75% for each of Messrs. York and Kerber. The table below sets forth the potential amounts payable to Messrs. Richison, Boelte, York and Kerber for 2016 under the Annual Incentive Plan based on achieving the threshold, target or maximum achievement level, as approved by the compensation committee:

Name	Threshold ($)	Target ($)	Maximum ($)
Chad Richison	0	605,165	1,210,329
Craig E. Boelte	0	317,844	635,688
Jeffrey D. York	0	300,338	600,677
William X. Kerber III	0	245,731	491,463

The amounts disclosed are approximate. The actual award amounts will be based on actual performance and will be determined on a sliding scale interpolated between revenue achievement levels, subject to downward adjustment based on our performance relative to a pre-established adjusted EBITDA target.

Recoupment for Restatements. The Annual Incentive Plan provides that in the event of a restatement of our financial statements, the compensation committee may recoup all or any portion of any incentive compensation paid under the Annual Incentive Plan to the extent that the amount of the incentive compensation based on such restated financial statements would have been lower.

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Compensation Discussion and Analysis (continued)

Pezold Bonuses

2015 Bonus. Mrs. Pezold’s bonus formula for 2015 was determined prior to her appointment as Chief Operating Officer in March 2015 and was based on annual revenue retention rate, which is not one of the performance criterion specifically identified in the Annual Incentive Plan. The average annual revenue retention rate tracks the percentage of revenue that we retain from our existing clients. Following her appointment as Chief Operating Officer, the compensation committee decided that, due to the nature of her role and responsibilities, annual revenue retention rate continued to be an appropriate performance criterion for purposes of determining Mrs. Pezold’s annual cash bonus. Accordingly, Mrs. Pezold’s cash bonus for the year ended December 31, 2015 was determined and awarded outside of the Annual Incentive Plan. The method of calculating her 2015 bonus, however, was similar to the bonus calculations for the other NEOs. The bonus amount that Mrs. Pezold was eligible to receive was equal to the product of a payout percentage (which was tied to annual revenue retention rate), her target bonus percentage (expressed as a percentage of her base salary) and her base salary. For 2015, Mrs. Pezold’s target bonus percentage was 50% of her base salary. Accordingly, she was eligible to receive the following amounts for performance in 2015:

	Annual Revenue Retention Rate	Payout Percentage	Potential Bonus Amount ($)
Threshold:	91.0%	80.0%	103,035
Target:	93.0%	100.0%	128,794
Maximum:	100.0%	170.0%	218,949

The annual revenue retention rate for the year ended December 31, 2015 was 91%. Accordingly, based on the annual revenue retention rate performance goals established at the beginning of 2015, Mrs. Pezold was entitled to receive a cash bonus of $103,035. Based on the increase in duties and responsibilities that accompanied Mrs. Pezold’s promotion to Chief Operating Officer, the compensation committee also determined that it was appropriate to award Mrs. Pezold an additional discretionary bonus of $51,517. The additional discretionary bonus represented the incremental amount she would have received based on a target bonus percentage of 75%, which was consistent with the target bonus percentages for Messrs. York and Kerber. We paid Mrs. Pezold the aggregate bonus amount of $154,552 on February 16, 2016.

2016 Bonus. For 2016, the compensation committee has determined that it is appropriate to again use annual revenue retention rate as the performance criterion for determining Mrs. Pezold’s cash bonus. The compensation committee also determined that Mrs. Pezold’s target bonus percentage for 2016 will be 75%, which is consistent with the target bonus percentages for Messrs. York and Kerber. The table below sets forth the potential amounts payable to Mrs. Pezold for performance in 2016 based on achieving annual revenue retention rates at pre-established threshold, target and maximum levels. The payout amounts between the threshold, target and maximum achievement levels are determined on a linear scale based on each 1.0% increase in annual revenue retention rate.

Potential Bonus Amount ($) (based on annual revenue retention rate)
Threshold	Target	Maximum
143,347	204,782	348,129

Long-Term Incentive Compensation

Overview

We believe that equity awards provide our NEOs with a strong link to our long-term performance, create an incentive to achieve long-range performance goals and objectives and help to align the interests of our NEOs and our stockholders. In 2014, we adopted the LTIP, which allows us to grant an array of equity-based incentive awards to our NEOs and other key employees, key contractors and outside directors. The purpose of the LTIP is to:

•	increase the interests of recipients of awards under the LTIP in our welfare;

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Compensation Discussion and Analysis (continued)

•	advance our interests by attracting and retaining qualified employees, outside directors and other persons providing services to us; and

•	provide a means through which we may attract able persons as employees, contractors and outside directors.

2015 Restricted Stock Awards

On July 8, 2015, the Board of Directors approved and adopted new forms of restricted stock award agreements for grants of restricted stock under the LTIP (collectively, the “2015 Restricted Stock Award Agreements”), including a restricted stock award agreement for awards to the Chief Executive Officer (the “CEO Enterprise RSA”) and a restricted stock award agreement for awards to certain other executives (the “Enterprise RSA”), and granted an aggregate of 741,931 shares of restricted stock under the LTIP (the “2015 Restricted Stock”) to the NEOs and certain other employees. The following table sets forth the number of shares of 2015 Restricted Stock granted to each of the NEOs as well as the type of 2015 Restricted Stock Award Agreement governing each grant:

Name	Number of Shares of 2015 Restricted Stock	2015 Restricted Stock Award Agreement
Chad Richison	140,000	CEO Enterprise RSA
Craig E. Boelte	40,000	Enterprise RSA
Jeffrey D. York	40,000	Enterprise RSA
William X. Kerber III	40,000	Enterprise RSA
Stacey Pezold	40,000	Enterprise RSA

Under both the CEO Enterprise RSA and the Enterprise RSA, (i) fifty percent (50%) of the shares of restricted stock will vest on the date, if any, that we reach a total enterprise value of $2.65 billion (calculated based on the definition of “total enterprise value” described below) and (ii) the remaining fifty percent (50%) of the shares of restricted stock will vest on the date, if any, that we reach a total enterprise value of $3.50 billion (calculated based on the definition of “total enterprise value” described below), provided that the relevant NEO is employed by, or providing services to, us on the applicable vesting date. The other 2015 Restricted Stock Award Agreements provide for a combination of time-based vesting conditions and market-based vesting conditions that are related to the performance of our Common Stock, or time-based vesting conditions only.

In determining the number of shares of 2015 Restricted Stock and type of vesting conditions for awards to NEOs, the compensation committee, with input from Compensia, considered the value of outstanding vested and unvested equity awards previously issued to each NEO and the mix of outstanding equity awards held by each NEO that were subject to time-based vesting conditions versus market-based vesting conditions. Specifically, the compensation committee noted that although all restricted stock with market-based vesting conditions had vested in December 2014 and March 2015, each NEO held a significant number of unvested shares of restricted stock that remained subject to time-based vesting conditions into 2018. Accordingly, the compensation committee determined that for purposes of long-term incentive compensation for the NEOs in 2015, it was appropriate to only grant restricted stock with market-based vesting conditions that are related to the performance of our Common Stock.

With respect to awarded shares of 2015 Restricted Stock, each recipient has all rights of a stockholder, including the right to vote the shares and the right to receive any dividends thereon. Upon a change in control (as defined in the LTIP), 100% of the shares of 2015 Restricted Stock not previously vested will vest if the award is not assumed by the surviving entity. Upon a recipient’s termination of service (as defined in the LTIP) as a result of the recipient’s death or total and permanent disability (as defined in the LTIP), 100% of such recipient’s shares of 2015 Restricted Stock not previously vested will also immediately become vested in full. Further, under the CEO Enterprise RSA, if Mr. Richison’s employment is terminated by us without cause (as defined in his employment agreement), all of his unvested shares of 2015 Restricted Stock will remain outstanding and eligible for vesting for one (1) year following such termination of employment, and any of his shares of 2015 Restricted Stock that do not become vested within the one (1) year period immediately following the termination will be immediately forfeited and will cease to be outstanding.

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Compensation Discussion and Analysis (continued)

For purposes of the 2015 Restricted Stock Award Agreements, “total enterprise value” is defined as the sum of the following: (a) the product of (i) the arithmetic average of the volume weighted average price of a share of Common Stock not subject to vesting or other restrictions on each of the twenty (20) consecutive trading days immediately preceding such date multiplied by (ii) the number of outstanding shares of Common Stock, less (A) the number of outstanding shares of restricted stock or other awards of shares of Common Stock without vesting restrictions, in each case, issued after the date of the 2015 Restricted Stock Award Agreement (including outstanding shares of Common Stock resulting from the vesting of such restricted stock), and less (B) the number of shares of Common Stock issued after the date of the 2015 Restricted Stock Award Agreement in connection with any merger, consolidation, share exchange or other transaction in which, in each case, we acquire voting securities of another person or all or any portion of another person’s assets; (b) for each other class or series of our equity securities, if any, the product of (i) the arithmetic average of the volume weighted average price per share for such class or series of such equity securities on each of the twenty (20) consecutive trading days immediately preceding such date multiplied by (ii) the number of shares of such class or series of such equity securities, less (A) the number of shares of such class or series of such equity securities issued under the LTIP (or otherwise issued for compensatory purposes) after the date of the 2015 Restricted Stock Award Agreement, and less (B) the number of shares of such class or series of such equity securities issued after the date of the 2015 Restricted Stock Award Agreement in connection with any merger, consolidation, share exchange or other transaction in which, in each case, we acquire the voting securities of another person or all or any portion of another person’s assets; and (c) the principal amount of the outstanding funded indebtedness less our aggregate amount of cash and cash equivalents (exclusive of funds held on behalf of clients). Except as otherwise provided above, our total enterprise value includes outstanding shares of restricted stock and calculates the value of such shares as if there were no vesting or other restrictions.

Insider Trading Policy

Our insider trading policy requires that any employee (including the NEOs) or director wishing to enter into any hedging or similar transaction with respect to our securities must pre-clear such transaction with our Chief Financial Officer at least two weeks prior to, and must provide justification for, the proposed transaction.

Other Compensation Components and Considerations

Retirement Benefits

We believe that establishing competitive benefit packages for our employees is an important factor in attracting and retaining highly qualified personnel. We maintain broad-based benefits that are provided to all employees, including medical, dental, group life insurance, accidental death and dismemberment insurance, long and short term disability insurance, and a 401(k) plan. Our NEOs are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees. The compensation committee in its discretion may revise, amend or add to an NEO’s benefits and perquisites if it deems it advisable.

We maintain a 401(k) profit sharing plan for our employees. Our 401(k) plan is intended to qualify as a tax-qualified plan under Section 401 of the Code so that contributions to our 401(k) plan, and income earned on such contributions, are not taxable to participants until withdrawn or distributed from the 401(k) plan. Our 401(k) plan provides that each participant may contribute up to 100% of his or her pre-tax compensation, up to a statutory limit, which was $17,500 for both 2013 and 2014 and $18,000 for 2015. Participants who are at least 50 years old can also make “catch-up” contributions, which in 2013 and 2014 was limited to an additional $5,500 above the statutory limit and in 2015 was limited to an additional $6,000 above the statutory limit. Under our 401(k) plan, each employee is fully vested in his or her deferred salary contributions. Employee contributions are held and invested by the plan’s trustee, subject to participants’ ability to give investment directions by following certain procedures. We provide matching contributions under our 401(k) plan equal to 100% of the first 1% of employees’ salary deferrals and 50% of employees’ salary deferrals between 2% and 6%, up to a maximum matching contribution of 3.5% of the salary deferrals for our employees. Our 401(k) plan also permits us to make discretionary contributions, and all of our contributions are subject to established limits and a vesting schedule.

We do not maintain any defined benefit pension plans or any nonqualified deferred compensation plans.

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Compensation Discussion and Analysis (continued)

Perquisites and Other Personal Benefits

We provided our NEOs with perquisites and other personal benefits in 2013, 2014 and 2015 that the compensation committee believed were reasonable and consistent with our overall compensation program. In addition to matching 401(k) contributions, the perquisites and personal benefits that we provide to our NEOs include a supplemental medical plan that provides for visits and benefits with private physicians and health professionals, country club dues and car lease payments. Pursuant to his employment agreement, Mr. Richison is also entitled to up to 25 hours per year of personal use of a corporate aircraft in which we own a fractional interest. Further, to fulfill his duties as Chief Executive Officer, Mr. Richison frequently uses the corporate aircraft when he travels on business to the various Company offices nationwide. Such use of the corporate aircraft enhances Mr. Richison’s security and reduces his travel time, which allows him to devote more time to work matters while maintaining the confidentiality of such matters during travel. In light of the increased security and efficiency, we believe such use is appropriate as part of a competitive compensation package. We also provide Mr. Richison with home security while he travels on Company business. On limited occasions, we also allow other NEOs to use the corporate aircraft for business travel. If space allows, we may permit the NEOs to bring family members or guests along on the trip. Because we pay for such business travel on the corporate aircraft based on the flight hours regardless of the passenger load, the aggregate incremental cost to us for the additional passengers is de minimis.

The compensation committee periodically reviews the levels of perquisites and other personal benefits provided to our NEOs. Attributed costs, if any, of the personal benefits described above for the NEOs for the years ended December 31, 2015, 2014 and 2013 are included in the “All Other Compensation” column in “Compensation of Executive Officers—Summary Compensation Table for Fiscal Years Ended December 31, 2015, 2014 and 2013.”

Change in Control Arrangements

The change in control provisions in our employment agreements with certain NEOs are designed to reward executives for remaining employed with us during a time when their prospects for employment following a change in control may be uncertain. We choose to provide change in control protections to incentivize executives to remain focused on stockholders’ and clients’ interests during the period leading up to, and through, the change in control, and to maintain a stable executive team during the transition process. We believe such provisions are also helpful in retaining executives who may consider opportunities with other companies and may be helpful in the future for purposes of hiring executives from well-compensated positions in other companies. As disclosed under “Compensation of Executive Officers—Employment Agreements and Arrangements” and “Compensation of Executive Officers—Potential Payments upon Termination or Change in Control,” the employment agreements with our NEOs provide for payments upon the occurrence of a change in control that is followed by a change in the NEO’s status, reporting, duties or position that represents a demotion or diminution from such NEO’s prior status, which is also known as a “double-trigger” provision. The restricted stock award agreements with each NEO provide that upon a change in control (as defined in the LTIP), 100% of the shares of restricted stock not previously vested will vest if the award is not assumed by the surviving entity. Further, the LTIP provides that upon a change in control, we may cancel all awards granted under the LTIP upon (i) notice and a ten (10) day period during which the participant is permitted to purchase such shares of Common Stock subject to such awards or (ii) payment to the holder of an amount equal to a reasonable estimate of the difference between the fair market value of a share of stock underlying such award and the price per share of such award to be paid by the participant, multiplied by the number of shares subject to the award.

Accounting and Tax Effects

We consider the impact of accounting treatment in developing and implementing our compensation programs, including the accounting treatment of amounts awarded or paid to our executives. We also consider the impact of federal tax laws on our compensation programs, including the deductibility of compensation paid to the NEOs, as limited by Section 162(m) of the Code. We designed our compensation program with the intention that compensation paid in various forms may be eligible to qualify for deductibility under Section 162(m), although there may be exceptions for administrative or other reasons.

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2016 PROXY STATEMENT

Compensation Discussion and Analysis (continued)

Compensation Committee Report

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on such review and discussions, the compensation committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

The foregoing report is provided by the following directors, who constitute the compensation committee.

Robert Minicucci, Chairman

Frederick C. Peters II*

Sanjay Swani

*	Mr. Peters was appointed to the compensation committee in August 2015.

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2016 PROXY STATEMENT

Compensation of Executive Officers

Summary Compensation Table for Fiscal Years Ended December 31, 2015, 2014 and 2013

The following table contains information regarding compensation that was paid to our NEOs for the fiscal years ended December 31, 2015, 2014 and 2013.

Name and Principal Position	Year	Salary(1) ($)	Stock/ Unit Awards(2) ($)		Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation ($)		Total ($)
Chad Richison(4) President and Chief Executive Officer	2015	601,321	3,430,000	(5)	1,110,394	204,667	(6)	5,346,382
	2014	555,197	1,182,928		804,951	116,564		2,659,640
	2013	534,788	49,594		682,961	47,723		1,315,066
Craig E. Boelte Chief Financial Officer	2015	316,947	980,000	(5)	583,200	32,067	(7)	1,912,214
	2014	291,600	169,814		422,776	24,825		909,015
	2013	280,954	49,380		358,798	12,575		701,707
Jeffrey D. York Chief Sales Officer	2015	404,530	980,000	(5)	566,693	32,615	(7)	1,983,838
	2014	367,102	129,560		399,182	25,662		921,506
	2013	343,363	42,390		315,710	12,925		714,388
William X. Kerber III Chief Information Officer	2015	330,982	980,000	(5)	463,661	21,294	(7)	1,795,937
	2014	300,358	169,814		326,605	13,100		809,877
	2013	280,963	49,380		269,107	12,575		612,025
Stacey Pezold(9) Chief Operating Officer	2015	275,809	980,000	(5)	154,552	10,403	(9)	1,420,764
(1)	Amounts paid as salary during 2015 exceeded the annual base salary for each NEO due to an additional payroll period during the 2015 calendar year.
(2)

Amounts shown do not reflect compensation actually received by the NEOs. Rather, the amounts represent the aggregate grant date fair value of restricted stock or incentive units granted to each of Messrs. Richison, Boelte, York and Kerber in 2015, 2014 and 2013 and restricted stock granted to Mrs. Pezold in 2015, in each case computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 718, with the exception that the amount shown assumes no forfeitures. A discussion of the assumptions used in the calculation of these amounts is included in Note 9, “Stockholders’ Equity and Stock-Based Compensation” in the annual consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on February 22, 2016.

(3)

Amounts shown represent cash bonuses earned by (i) each of Messrs. Richison, Boelte and Kerber based on the achievement of performance goals tied to revenue growth in 2013, 2014 and 2015, (ii) Mr. York based on the achievement of performance goals tied to booked sales budget in 2013 and revenue growth in 2014 and 2015 and (iii) Mrs. Pezold based on the achievement of performance goals tied to annual revenue retention in 2015. See “Compensation Discussion and Analysis—Cash Compensation” for additional information.

(4)

All amounts shown reflect compensation paid to Mr. Richison for his service as our President and Chief Executive Officer. Mr. Richison did not receive additional compensation for his service as a director.

(5)

Represents the grant date fair value of shares of 2015 Restricted Stock issued to the NEO on July 8, 2015. See “Compensation Discussion and Analysis—Long-Term Incentive Compensation—2015 Restricted Stock Awards.”

(6)

Consists of $164,989 for Mr. Richison’s personal use of a corporate aircraft in which we own a fractional interest in accordance with the terms of his employment agreement as well as country club dues and expenses, a retainer for a supplemental medical plan, Company contributions to a 401(k) profit sharing plan for the benefit of Mr. Richison and lease payments for an automobile. When using the corporate aircraft for business travel, if space allows, we may permit Mr. Richison to bring family members or guests along

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Compensation of Executive Officers (continued)

on the trip. Because we pay for such use of the corporate aircraft based on the flight hours regardless of the passenger load, the aggregate incremental cost to us for the additional passengers is de minimis. See “Compensation Discussion and Analysis—Other Compensation Components and Considerations—Perquisites and Other Personal Benefits” and “—Employment Agreements and Arrangements.”

(7)	Consists of lease payments for an automobile, a retainer for a supplemental medical plan and Company contributions to a 401(k) profit sharing plan for the benefit of the NEO.
(8)	Mrs. Pezold was appointed Chief Operating Officer in March 2015. Information for 2014 and 2013 is not included because Mrs. Pezold was not an NEO during such fiscal years.
(9)	Consists of a retainer for a supplemental medical plan and Company contributions to a 401(k) profit sharing plan for the benefit of Mrs. Pezold.

Narrative to the Summary Compensation Table

The amounts reported in the Summary Compensation Table, such as the amounts included in the “Salary” column and benefits and perquisites included in the “All Other Compensation” column, are described more fully under “Compensation Discussion and Analysis.” The amounts reported in the “Stock/Unit Awards” column represent the aggregate grant date fair value of (i) equity incentive units with time- and market-based vesting conditions granted to Messrs. Richison, Boelte, York and Kerber in 2013, (ii) shares of restricted stock issued to Messrs. Richison, Boelte, York and Kerber under the LTIP on January 1, 2014 in exchange for all unvested equity incentive units outstanding at such time and (iii) 2015 Restricted Stock granted to each NEO on July 8, 2015, which is described more fully under “Compensation Discussion and Analysis—Long-Term Incentive Compensation.” The amounts reported in the “Non-Equity Incentive Plan Compensation” column represent cash bonuses earned by (x) each of Messrs. Richison, Boelte and Kerber based on the achievement of performance goals tied to revenue growth in 2013, 2014 and 2015, (y) Mr. York based on the achievement of performance goals tied to booked sales budget in 2013 and revenue growth in 2014 and 2015 and (z) Mrs. Pezold based on the achievement of performance goals tied to annual revenue retention in 2015. The amounts reported for Messrs. Richison, Boelte, York and Kerber for 2015 were determined and paid pursuant to the terms of the Annual Incentive Plan.

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2016 PROXY STATEMENT

Compensation of Executive Officers (continued)

Fiscal Year 2015 Grants of Plan-Based Awards Table

The following table presents information regarding plan-based awards granted to our NEOs during the year ended December 31, 2015, consisting of grants under the LTIP and the Annual Incentive Plan or other established cash incentive plan. The information in the table under the caption “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” represents the threshold, target and maximum amounts payable for the 2015 performance period under the Annual Incentive Plan (with respect to Messrs. Richison, Boelte, York and Kerber) and another established cash incentive plan (with respect to Mrs. Pezold). Amounts actually paid under the cash incentive plans for the 2015 performance period are set forth in the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Target (#)	Grant Date Fair Value of Stock Awards($)(1)
Chad Richison	n/a	(2)	371,371	555,197	1,110,394	—	—
	7/8/2015	(3)	—	—	—	70,000	1,906,800
	7/8/2015	(4)	—	—	—	70,000	1,523,200
Craig E. Boelte	n/a	(2)	195,051	291,600	583,200	—	—
	7/8/2015	(3)	—	—	—	20,000	544,800
	7/8/2015	(4)	—	—	—	20,000	435,200
Jeffrey D. York	n/a	(2)	189,530	283,346	566,693	—	—
	7/8/2015	(3)	—	—	—	20,000	544,800
	7/8/2015	(4)	—	—	—	20,000	435,200
William X. Kerber III	n/a	(2)	155,071	231,830	463,661	—	—
	7/8/2015	(3)	—	—	—	20,000	544,800
	7/8/2015	(4)	—	—	—	20,000	435,200
Stacey Pezold	n/a	(5)	103,035	128,794	218,949	—	—
	7/8/2015	(3)	—	—	—	20,000	544,800
	7/8/2015	(4)	—	—	—	20,000	435,200
(1)

Amounts represent the aggregate grant date fair value of restricted stock granted to each NEO in 2015 computed in accordance with ASC 718, with the exception that the amount shown assumes no forfeitures. A discussion of the assumptions used in the calculation of these amounts is included in Note 9, “Stockholders’ Equity and Stock-Based Compensation” in the annual consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on February 22, 2016.

(2)

Represents possible payout amounts under the Annual Incentive Plan based on the achievement of the performance goals described above in “Compensation Discussion and Analysis—Cash Compensation—Annual Incentive Plan.” See the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table for actual amounts paid to each of Messrs. Richison, Boelte, York and Kerber under the Annual Incentive Plan for the 2015 performance period.

(3)

Represents shares of 2015 Restricted Stock that vest upon on the date, if any, that we reach a total enterprise value of $2.65 billion. See “Compensation Discussion and Analysis—Long-Term Incentive Compensation—2015 Restricted Stock Awards.”

(4)

Represents shares of 2015 Restricted Stock that vest upon on the date, if any, that we reach a total enterprise value of $3.50 billion. See “Compensation Discussion and Analysis—Long-Term Incentive Compensation—2015 Restricted Stock Awards.”

(5)	Represents possible payout amounts based on Mrs. Pezold’s achievement of the performance goals described above in “Compensation Discussion and Analysis—Cash Compensation—Pezold Bonuses.”

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2016 PROXY STATEMENT

Compensation of Executive Officers (continued)

Fiscal Year 2015 Outstanding Equity Awards At Fiscal Year-End Table

The following table lists all of the outstanding stock awards held by each of the NEOs on December 31, 2015. The table also includes the value of the stock awards based on the fair market value of our Common Stock as of December 31, 2015:

		Stock Awards
Name	Grant Date	Number of Shares of Stock That Have Not Vested		Market Value of Shares of Stock That Have Not Vested(1) ($)
Chad Richison	1/1/2014	625,927	(2)	23,553,633
	7/8/2015	70,000	(3)	2,634,100
	7/8/2015	70,000	(4)	2,634,100
Craig E. Boelte	1/1/2014	104,791	(5)	3,943,285
	7/8/2015	20,000	(3)	752,600
	7/8/2015	20,000	(4)	752,600
Jeffrey D. York	1/1/2014	106,558	(6)	4,009,778
	7/8/2015	20,000	(3)	752,600
	7/8/2015	20,000	(4)	752,600
William X. Kerber III	1/1/2014	104,791	(5)	3,943,285
	7/8/2015	20,000	(3)	752,600
	7/8/2015	20,000	(4)	752,600
Stacey Pezold	1/1/2014	57,095	(7)	2,148,485
	7/8/2015	20,000	(3)	752,600
	7/8/2015	20,000	(4)	752,600
(1)

Amounts shown reflect the value of restricted stock calculated by multiplying the number of unvested shares of restricted stock by the closing price of our Common Stock on the New York Stock Exchange on December 31, 2015, which was $37.63 per share.

(2)

Represents shares of restricted stock subject to time-based vesting conditions, which are scheduled to vest as follows: (i) 294,688 shares on April 2, 2016; (ii) 12,184 shares on October 13, 2016; (iii) 294,688 shares on April 2, 2017; (iv) 12,183 shares on October 13, 2017; and (v) 12,184 shares on October 13, 2018.

(3)

Represents shares of 2015 Restricted Stock that vest upon on the date, if any, that we reach a total enterprise value of $2.65 billion. See “Compensation Discussion and Analysis—Long-Term Incentive Compensation—2015 Restricted Stock Awards.”

(4)

Represents shares of 2015 Restricted Stock that vest upon on the date, if any, that we reach a total enterprise value of $3.50 billion. See “Compensation Discussion and Analysis—Long-Term Incentive Compensation—2015 Restricted Stock Awards.”

(5)

Represents shares of restricted stock subject to time-based vesting conditions, which are scheduled to vest as follows: (i) 34,200 shares on April 2, 2016; (ii) 12,131 shares on October 13, 2016; (iii) 34,199 shares on April 2, 2017; (iv) 12,130 shares on October 13, 2017; and (v) 12,131 shares on October 13, 2018.

(6)

Represents shares of restricted stock subject to time-based vesting conditions, which are scheduled to vest as follows: (i) 34,200 shares on April 2, 2016; (ii) 12,720 shares on April 16, 2016; (iii) 34,199 shares on April 2, 2017; (iv) 12,719 shares on April 16, 2017; and (v) 12,720 shares on April 16, 2018.

(7)

Represents shares of restricted stock subject to time-based vesting conditions, which are scheduled to vest as follows: (i) 12,726 shares on January 17, 2016; (ii) 3,394 shares on April 2, 2016; (iii) 4,044 shares on October 13, 2016; (iv) 12,725 shares on January 16, 2017; (v) 3,393 shares on April 2, 2017; (vi) 4,043 shares on October 13, 2017; (vii) 12,726 shares on January 16, 2018; and (viii) 4,044 shares on October 13, 2018.

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2016 PROXY STATEMENT

Compensation of Executive Officers (continued)

Fiscal Year 2015 Option Exercises and Stock Vested Table

The following table sets forth a summary of the shares of restricted stock that vested during the year ended December 31, 2015 for each of the NEOs.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting(1) ($)
Chad Richison	2,348,988	74,849,215
Craig E. Boelte	162,153	5,250,747
Jeffrey D. York	164,212	5,198,397
William X. Kerber III	162,153	5,250,747
Stacey Pezold	70,566	2,172,906
(1)

Amounts shown reflect the value of restricted stock calculated by multiplying the number of shares of restricted stock that vested by the closing price of our Common Stock on the New York Stock Exchange on the date of vesting.

Employment Agreements and Arrangements

On December 30, 2013, we entered into employment agreements with each of Messrs. Richison, Boelte, York and Kerber, which were effective on January 1, 2014. We do not have a formal employment agreement with Mrs. Pezold. With the exception of base salary amounts, annual bonus potential and certain perquisites provided to Mr. Richison, the material terms of the employment agreements of Messrs. Richison, Boelte, York and Kerber are substantially the same. The summary of the employment agreements below does not contain complete descriptions of all provisions of the employment agreements with Messrs. Richison, Boelte, York and Kerber.

Under the employment agreements, Mr. Richison is entitled to receive an annual base salary of no less than $555,197, Mr. Boelte is entitled to receive an annual base salary of no less than $291,600, Mr. York is entitled to receive an annual base salary of no less than $356,400 and Mr. Kerber is entitled to receive an annual base salary of no less than $291,600. Effective July 1, 2014, the compensation committee approved a 6% salary increase for each of Messrs. York and Kerber. Messrs. Richison and Boelte waived any salary increase in 2014. Mrs. Pezold’s base salary was $257,587 upon her appointment as Chief Operating Officer in March 2015. Effective July 1, 2015, the compensation committee approved a 6% salary increase for each of Mrs. Pezold and Messrs. York and Kerber and a 9% salary increase for each of Messrs. Richison and Boelte. The salary increases were determined based on the compensation committee’s review (with input from Compensia) of compensation data regarding merit salary increases in the Software-as-a-Service industry and among S&P 500 companies, as well as each NEO’s salary and cash compensation relative to such companies. The percentage salary increase for Messrs. Richison and Boelte was greater than the percentage salary increase for the other NEOs because Messrs. Richison and Boelte each waived a salary increase in 2014. Accordingly, the compensation committee determined that a greater salary increase for 2015 would represent consideration to Messrs. Richison and Boelte for such waiver.

The employment agreements provide that Messrs. Richison and Boelte are eligible to receive annual bonuses equal to 100% of their respective base salaries and Messrs. York and Kerber are eligible to receive annual bonuses equal to 75% of their respective base salaries, with the amount of such bonus to be determined by our compensation committee in accordance with the plans, policies and procedures adopted by the compensation committee from time to time. The target bonus percentages described above in “Compensation Discussion and Analysis—Cash Compensation—Annual Incentive Plan” reflect the terms of the employment agreements with respect to bonus eligibility. The compensation committee determined that Mrs. Pezold’s target bonus percentage for 2016 will be 75%, which is consistent with the target bonus percentages for Messrs. York and Kerber.

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Compensation of Executive Officers (continued)

Each NEO is eligible to participate in, or receive benefits under, any plan or arrangement made available to our employees, including any health, dental, vision, disability, life insurance, 401(k), or other retirement programs in accordance with the terms and conditions of such plans or arrangements. Pursuant to their employment agreements, each of Messrs. Richison, Boelte, York and Kerber is entitled to vacation time, a Company automobile and reimbursement of business expenses. Mrs. Pezold is also entitled to vacation time and reimbursement of business expenses. In addition, we have agreed to provide Mr. Richison limited use of a private aircraft, home security while he travels on Company business and a country club membership. See “Compensation Discussion and Analysis—Other Compensation Components and Considerations—Perquisites and Other Personal Benefits.”

In connection with the employment agreements, Messrs. Richison, Boelte, York and Kerber agreed to confidentiality, noncompetition, noninterference and intellectual property protection provisions. Mrs. Pezold is also subject to similar confidentiality, noncompetition, noninterference and intellectual property protection obligations. Each employment agreement also includes a clawback provision that provides that any compensation or benefits we pay to the applicable NEO, pursuant to his employment agreement or otherwise, is subject to recovery by us in accordance with Section 304 of the Sarbanes-Oxley Act of 2002 or any other clawback law or regulation applicable to such executive, if any, as amended from time to time. In addition, Mrs. Pezold has agreed to similar clawback provisions with respect to her bonuses.

The employment agreements have initial terms of three (3) years following the consummation of our initial public offering and automatically renew for successive one (1) year periods, unless earlier terminated by us or the applicable NEO. The employment of each of Messrs. Richison, Boelte, York and Kerber terminates upon death, disability, termination by us with or without “cause,” or termination by the applicable NEO with or without “good reason.” Each employment agreement provides that upon termination, the NEO is entitled to (i) payment of any earned but unpaid salary and accrued but unused vacation time and (ii) payment of any business expenses incurred but not reimbursed. In addition, if the NEO’s employment is terminated by us without cause or by the NEO with good reason, subject to the execution and return of a release of claims, such NEO is entitled to (i) continuation of his base salary for the length of the remaining “Restricted Period” following his termination, (ii) continuation of health insurance benefits for the length of the remaining Restricted Period, and (iii) a pro rata amount of the bonus such NEO would have earned as determined by the compensation committee for the year in which the termination occurred. For purposes of the employment agreements, the “Restricted Period” will end upon the later of thirty-six (36) months following the consummation of our initial public offering, or April 2017, or twelve (12) months following the NEO’s date of termination of employment.

Each of the employment agreements defines “cause” generally as (i) the repeated failure to perform such duties as are lawfully requested by the Chief Executive Officer (or in the case of Mr. Richison, the Board of Directors), (ii) the failure by the NEO to observe our material policies, (iii) gross negligence or willful misconduct in the performance of his duties, (iv) the material breach of employment or any non-competition, non-solicitation or similar restrictive agreement, (v) fraud, embezzlement, disloyalty or dishonesty with respect to Paycom, (vi) use of illegal drugs or repetitive abuse of other drugs or alcohol which interferes with the performance of his duties, or (vii) the commission of any felony or of a misdemeanor involving dishonesty, disloyalty or moral turpitude. Each of the employment agreements defines “good reason” as (i) any material reduction by us in the applicable NEO’s base salary without prior consent, (ii) following a change in control, any change in the NEO’s status, reporting, duties or position that represents a demotion or diminution from such NEO’s prior status, or (iii) any material breach by us of the employment agreement between us and the NEO; provided, that such NEO will not be deemed to have been terminated for “good reason” unless he delivers written notice to us specifying the alleged “good reason” within thirty (30) days after he learns of the circumstances giving rise to “good reason,” within thirty (30) days following delivery of such notice, we have failed to cure such circumstances and the NEO resigns within fifteen (15) days after the end of the cure period.

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2016 PROXY STATEMENT

Compensation of Executive Officers (continued)

Potential Payments upon Termination or Change in Control

The table below presents the estimated value of payments and benefits that each NEO would have been entitled to receive if the specified triggering event had occurred on December 31, 2015. Amounts presented for the vesting of restricted stock are calculated based on the closing price of our Common Stock on the New York Stock Exchange on December 31, 2015, which was $37.63 per share.

Name	Benefit	Death ($)		Disability ($)		Change in Control ($)		Termination Without Cause ($)		Termination by NEO for Good Reason ($)
Chad Richison	Salary continuation	—		—		—		806,886	(1)	806,886	(1)
	Annual Incentive Plan bonus	1,110,394	(2)	1,110,394	(2)	1,110,394	(3)	1,110,394	(4)	1,110,394	(4)
	Continuation of health benefits	—		—		—		5,580	(5)	5,580	(5)
	Vesting of restricted stock	28,821,833	(6)	28,821,833	(7)	28,821,833	(8)	16,815,793	(9)	23,553,633	(10)
	Total	29,932,227		29,932,227		29,932,227		18,738,654		25,476,493
Craig E. Boelte	Salary continuation	—		—		—		423,792	(1)	423,792	(1)
	Annual Incentive Plan bonus	583,200	(2)	583,200	(2)	583,200	(3)	583,200	(4)	583,200	(4)
	Continuation of health benefits	—		—		—		6,344	(5)	6,344	(5)
	Vesting of restricted stock	5,448,485	(6)	5,448,485	(7)	5,448,485	(8)	3,943,285	(11)	3,943,285	(11)
	Total	6,031,685		6,031,685		6,031,685		4,956,622		4,956,622
Jeffrey D. York	Salary continuation	—		—		—		533,935	(1)	533,935	(1)
	Annual Incentive Plan bonus	566,693	(2)	566,693	(2)	566,693	(3)	566,693	(4)	566,693	(4)
	Continuation of health benefits	—		—		—		6,344	(5)	6,344	(5)
	Vesting of restricted stock	5,514,978	(6)	5,514,978	(7)	5,514,978	(8)	4,009,778	(11)	4,009,778	(11)
	Total	6,081,671		6,081,671		6,081,671		5,116,750		5,116,750
William X. Kerber III	Salary continuation	—		—		—		436,856	(1)	436,856	(1)
	Annual Incentive Plan bonus	463,661	(2)	463,661	(2)	463,661	(3)	463,661	(4)	463,661	(4)
	Continuation of health benefits	—		—		—		5,580	(5)	5,580	(5)
	Vesting of restricted stock	5,448,485	(6)	5,448,485	(7)	5,448,485	(8)	3,943,285	(11)	3,943,285	(11)
	Total	5,912,146		5,912,146		5,912,146		4,849,382		4,849,382
Stacey Pezold	Salary continuation	—		—		—		—		—
	Continuation of health benefits	—		—		—		—		—
	Vesting of restricted stock	3,653,685	(6)	3,653,685	(7)	3,653,685	(8)	2,148,485	(12)	—
	Total	3,653,685		3,653,685		3,653,685		2,148,485		—
(1)	Represents the value of the aggregate amount payable for continuation of base salary through April 2017, per the terms of the NEO’s employment agreement.

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Compensation of Executive Officers (continued)

(2)

The Annual Incentive Plan provides that upon death or disability during a performance period, the compensation committee may, in its sole discretion, pay the participant a pro-rated amount of the incentive compensation that would have been payable to such participant if he or she had remained employed, based on the number of days worked during the performance period. Nonetheless, the amount presented reflects the assumption that (i) the termination of service due to death or disability occurred on December 31, 2015 and, as such, the payment would not be subject to such proration or compensation committee discretion, and (ii) the participant would have been entitled to the amount of incentive compensation earned for the full 2015 performance period, at the capped achievement level. See “Compensation Discussion and Analysis—Cash Compensation—Annual Incentive Plan.”

(3)

The Annual Incentive Plan provides that in the event of a change in control (as defined in the Annual Incentive Plan), we must make a lump-sum cash payment to each participant equal to a pro-rated amount of the incentive compensation payable to such participant, calculated by multiplying the amount payable for target achievement by the percentage of the performance period completed prior to the change in control. Nonetheless, the amount presented reflects the assumption that (i) the change in control occurred on December 31, 2015 and, as such, the payment would not be subject to such proration, and (ii) the performance period would have been complete and, as such, the participant would have been entitled to the amount of incentive compensation calculated at the capped achievement level rather than the target achievement level. See “Compensation Discussion and Analysis—Cash Compensation—Annual Incentive Plan.”

(4)

The Annual Incentive Plan provides that if a participant’s employment is terminated during a performance period for any reason other than death or disability, the participant will immediately forfeit any right to receive any incentive compensation for such performance period. If the termination of employment occurs after the performance period has ended but prior to the date of actual payment, the participant will be entitled to payment of an amount not to exceed the amount set forth according to the terms of his or her award. The amount presented reflects the assumption that because the triggering event occurred on December 31, 2015, which is the end of the performance period, the participant would have been entitled to the amount of incentive compensation calculated at the capped achievement level. See “Compensation Discussion and Analysis—Cash Compensation—Annual Incentive Plan.”

(5)	Represents the value of the aggregate amount payable for continuation of health insurance benefits through April 2017, per the terms of the NEO’s employment agreement.
(6)

With respect to unvested shares of restricted stock granted in 2014, the restricted stock award agreement provides that such shares vest upon the NEO’s death only if the death occurs while the NEO is performing his duties and responsibilities for the Company. Upon the NEO’s death other than while performing his duties and responsibilities for the Company, the Board of Directors may accelerate the vesting of all or any portion of such restricted stock in its sole discretion. Any outstanding shares of 2015 Restricted Stock vest 100% upon the NEO’s death. The amount presented represents the aggregate value of restricted stock that would accelerate upon the NEO’s death, assuming that either (i) the death occurs while the NEO is performing his duties and responsibilities for the Company or (ii) the Board of Directors exercises its discretion to accelerate the vesting of all unvested shares of restricted stock granted in 2014.

(7)

With respect to unvested shares of restricted stock granted in 2014, upon the NEO’s termination of service as a result of total and permanent disability (as defined in the applicable award agreement), the Board of Directors may, in its sole discretion, accelerate the vesting of all or any portion of such restricted stock. Any outstanding shares of 2015 Restricted Stock vest 100% upon the NEO’s termination of service as a result of total and permanent disability (as defined in the applicable 2015 Restricted Stock Award Agreement). The amount presented represents the aggregate value of restricted stock that would accelerate upon the NEO’s termination of service as a result of total and permanent disability, assuming that the Board of Directors exercises its discretion to accelerate the vesting of all unvested shares of restricted stock granted in 2014.

(8)

The amount presented is calculated based on the assumption that the surviving entity does not assume the obligations under the equity award and, as such, all unvested shares of restricted stock would vest.

(9)

Mr. Richison’s restricted stock award agreements provide that upon a termination of service without cause (as defined in his employment agreement), unvested shares of restricted stock will remain eligible for vesting for a period of one year following such termination. Accordingly, the amount presented (i) includes the value of restricted stock granted in 2014 that is scheduled to vest during 2016 and (ii) assumes that we would reach a total enterprise value of $3.50 billion by December 31, 2016 and, as such, all of Mr. Richison’s shares of 2015 Restricted Stock would vest within one year of the triggering event.

(10)

With respect to unvested shares of restricted stock granted in 2014, Mr. Richison’s restricted stock award agreement provides that upon a termination of service by Mr. Richison for good reason (as defined in his employment agreement), the Board of Directors may, in its sole discretion, accelerate the vesting of all or any portion of such restricted stock. The amount presented reflects the assumption that the Board of Directors would exercise its discretion to accelerate the vesting of all unvested shares of restricted stock granted in 2014. Unvested shares of 2015 Restricted Stock will be forfeited on the date of a termination of service by Mr. Richison for good reason.

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2016 PROXY STATEMENT

Compensation of Executive Officers (continued)

(11)

With respect to unvested shares of restricted stock granted in 2014, the applicable restricted stock award agreements provide that upon a termination of service without cause (as defined in the NEO’s employment agreement) or by the NEO for good reason (as defined in the NEO’s employment agreement), the Board of Directors may, in its sole discretion, accelerate the vesting of all or any portion of any unvested restricted stock. The amount presented reflects the assumption that the Board of Directors would exercise its discretion to accelerate the vesting of all unvested shares of restricted stock granted in 2014. Unvested shares of 2015 Restricted Stock will be forfeited on the date of a termination of service without cause or by the NEO for good reason.

(12)

With respect to unvested shares of restricted stock granted in 2014, Mrs. Pezold’s restricted stock award agreement provides that upon a termination of service without cause (as defined therein), the Board of Directors may, in its sole discretion, accelerate the vesting of all or any portion of any unvested restricted stock. The amount presented reflects the assumption that the Board of Directors would exercise its discretion to accelerate the vesting of all unvested shares of restricted stock granted in 2014. Unvested shares of 2015 Restricted Stock will be forfeited on the date of a termination of service without cause.

Equity Compensation Plan Table

The following table includes information regarding securities authorized for issuance under our equity compensation plans as of December 31, 2015:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining for future issuance under equity compensation plans
Equity compensation plans approved by security holders	—	—	2,566,623	(1)
Equity compensation plans not approved by security holders	—	—	—
(1)	Represents shares that are available for future issuance under the LTIP.

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2016 PROXY STATEMENT

Proposal 3: Advisory Vote to Approve Executive Compensation

Pursuant to Section 14A(a)(1) of the Exchange Act, we are asking our stockholders to approve, on an advisory or non-binding basis, the compensation of our NEOs as disclosed in this proxy statement. The vote on this matter is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the policies and practices described in this proxy statement.

Our Board of Directors and the compensation committee believe that we maintain a compensation program that is tied to performance, aligns with stockholder interests and merits stockholder support. Accordingly, we are asking our stockholders to approve the compensation of our NEOs as disclosed in this proxy statement by voting FOR the following resolution:

“NOW, THEREFORE, BE IT RESOLVED, that the stockholders hereby approve, on an advisory basis, the compensation paid to the named executive officers of the Company, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the narrative discussion related thereto.”

Although this vote is non-binding, the Board of Directors and the compensation committee value the views of our stockholders and will review the results. If there are a significant number of negative votes, we will take steps to understand those concerns that influenced the vote, and consider them in making future decisions about executive compensation. If our stockholders approve “1 YEAR” with respect to Proposal 4 (as recommended by our Board of Directors), the next stockholder advisory vote to approve executive compensation will occur at the 2017 annual meeting of stockholders.

Vote Required

The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting will be required for advisory approval of this proposal.

Recommendation of the Board of Directors

The Board of Directors recommends that you vote FOR the approval of the compensation of our NEOs, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion following such compensation tables, and the other related disclosures in this proxy statement.

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2016 PROXY STATEMENT

Proposal 4: Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation

Pursuant to Section 14A(a)(1) of the Exchange Act, we are asking our stockholders to recommend, on an advisory basis, whether the advisory stockholder vote on the compensation of our NEOs should occur every one, two or three years. While this vote is a non-binding advisory vote, we value the opinions of stockholders and will consider the outcome of the vote when determining the frequency of future advisory votes on executive compensation.

Our Board of Directors has determined that an annual advisory vote on executive compensation will allow our stockholders to provide timely, direct input on our executive compensation philosophy, policies and practices as disclosed in the proxy statement each year. Our Board of Directors believes that an annual vote is consistent with our efforts to engage in an ongoing dialogue with our stockholders on executive compensation and corporate governance matters.

Vote Required

The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting will be required for advisory approval of this proposal.

Recommendation of the Board of Directors

The Board of Directors recommends that you vote for the option to hold future advisory votes on executive compensation every 1 YEAR.

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2016 PROXY STATEMENT

Certain Relationships and Related Party Transactions

Set forth below is a description of transactions since January 1, 2015 in which (i) we have been a participant, (ii) the amount involved in the transaction exceeds or will exceed $120,000 and (iii) any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of such individuals, had or will have a direct or indirect material interest.

Stockholders Agreement and Termination Agreement

As described above in “Corporate Governance—Other Corporate Governance Matters—Stockholders Agreement,” the Stockholders Agreement provided, among other things, that for so long as the parties thereto continued to collectively hold 40% of the issued and outstanding shares of Common Stock, each party was obligated to vote and take all other necessary and desirable action within such party’s control to elect to the Board of Directors the representatives designated by WCAS X, WCAS Capital IV and a group of minority holders. In March 2015, the WCAS Funds distributed shares of Common Stock to the managing members of X Associates, which is the general partner of WCAS X, and CP Associates, which is the general partner of WCAS Capital IV, and the managing members who received shares in such distributions (including Mr. Minicucci, the Chairman of our Board of Directors, Mr. Swani, a current director and Director Nominee, and an affiliate of Mr. Swani) executed joinders whereby they became parties to the Stockholders Agreement. Pursuant to their respective rights set forth in the Stockholders Agreement, WCAS X initially designated Messrs. Levenson, Minicucci and Swani to serve on the Board of Directors, WCAS Capital IV initially designated Mr. Mulvee to serve on the Board of Directors and a group of minority holders initially designated Mr. Richison to serve on the Board of Directors. WCAS X then designated Mr. Levenson for re-election at the 2015 annual meeting.

The Stockholders Agreement provided that it would automatically terminate upon the later of certain prescribed events. The parties’ obligations under the voting agreement provisions in the Stockholders Agreement, however, applied only so long as the parties to the Stockholders Agreement directly or indirectly, on an aggregate basis, continued to hold 40% of the issued and outstanding Common Stock entitled to vote in the election of directors. The Stockholders Agreement also provided that it could be terminated by an agreement in writing signed by WCAS X, WCAS Capital IV and the holders of a majority of the shares of Common Stock held by the parties to the Stockholders Agreement other than WCAS X and WCAS Captial IV (the “Majority Common Holders”).

Upon completion of an underwritten public offering in November 2015, the parties to the Stockholders Agreement ceased to collectively hold 40% of the issued and outstanding shares of Common Stock. Subsequently, WCAS X, WCAS Capital IV and the Majority Common Holders (consisting of Mr. Richison, our President and Chief Executive Officer, and Ernest Group, Inc., an affiliate of Mr. Richison and a holder of approximately 6.2% of our outstanding Common Stock as of December 29, 2015 (“Ernest Group”)) agreed that, because the voting agreement provisions were no longer effective, the Stockholders Agreement should be terminated. Accordingly, on December 29, 2015, we entered into a Termination of Stockholders Agreement (the “Termination Agreement”) with WCAS X, WCAS Capital IV, Ernest Group and Mr. Richison (in his individual capacity). As of the date of the Termination Agreement, the WCAS Funds collectively owned approximately 8.7% of the outstanding Common Stock.

Registration Rights Agreement and Block Trade Registrations

In connection with the distributions by the WCAS Funds described above, the managing members who received shares in such distributions (including Messrs. Minicucci and Swani and an affiliate of Mr. Swani) also executed joinders whereby they became parties to the Registration Rights Agreement. Parties to the Registration Rights Agreement are entitled to certain rights with respect to registration of shares of Common Stock under the Securities Act of 1933, as amended, including demand registration rights, piggyback registration rights and Form S-3 registration rights. The Registration Rights Agreement also provides that we are responsible for paying all expenses incident to our performance of or compliance with the Registration Rights Agreement, including all registration, qualification and filing fees, and fees and disbursements of legal counsel.

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2016 PROXY STATEMENT

Certain Relationships and Related Party Transactions (continued)

In accordance with the terms of the Registration Rights Agreement, we paid registration and related expenses incurred by the parties to the Registration Rights Agreement, including the WCAS Funds, Robert J. Levenson, a member of our Board of Directors, and Lenox Capital, an affiliate of Mr. Levenson, in connection with the registration of shares of Common Stock in a follow-on secondary offering in January 2015 (the “Follow-On Offering”). We also agreed to pay Follow-On Offering expenses on behalf of SR-EGI, Inc. (“SR-EGI”), an affiliate of Mr. Richison’s sister, Shannon Rowe. The aggregate amount of expenses we incurred in connection with the Follow-On Offering was approximately $1,325,000.

In May 2015, the WCAS Funds requested to register and sell shares of Common Stock pursuant to a registration statement on Form S-3 (the “May Registration”). The Registration Rights Agreement provides that we are not obligated to effect a demand registration within six months after the effective date of a previous demand registration under the Registration Rights Agreement. Because six months had not passed since the Follow-On Offering, we were not obligated to effect the May Registration. Accordingly, our Related Party Transaction Policy required that the audit committee approve the transaction and the payment or reimbursement of registration and related expenses incurred by related parties. The audit committee approved the May Registration and ratified the payment or reimbursement of registration and related expenses incurred by certain related persons who were entitled to such payment or reimbursement under the Registration Rights Agreement, including the WCAS Funds, certain managing members of X Associates and CP Associates and affiliates of such managing members, Mr. Levenson, Lenox Capital, Ernest Group and Mr. York. In addition, the audit committee approved the payment of registration and related expenses incurred in connection with the May Registration on behalf of Craig Boelte, our Chief Financial Officer; WK-EGI, Inc. (“WK-EGI”), an affiliate of William X. Kerber III, our Chief Information Officer; Stacey Pezold, our Chief Operating Officer; and SR-EGI. Although we were not obligated to proceed with the May Registration at such time, we waived compliance with the above-referenced six-month provision and accepted the demand registration notice and, consequently, we paid or reimbursed the registration and related expenses for the May Registration. The aggregate amount of expenses we incurred in connection with the May Registration was approximately $480,000.

The WCAS Funds subsequently submitted similar requests to register and sell shares of Common Stock pursuant to a registration statement on Form S-3 in September 2015 (see “Corporate Governance—Other Corporate Governance Matters—Controlled Company Exemption”) and November 2015 (the “November Registration”). Although we were not obligated to effect either registration due to the timing of such requests, the audit committee approved the September Registration and the November Registration as required under the Related Party Transaction Policy. Accordingly, in connection with the September Registration, we paid expenses on behalf of the WCAS Funds, certain managing members of X Associates and CP Associates and affiliates of such managing members, Ernest Group, Mr. York, Mr. Levenson and Lenox Capital under the Registration Rights Agreement. We also paid registration and related expenses on behalf of Mr. Boelte, WK-EGI, Mrs. Pezold and SR-EGI. The aggregate amount of expenses we incurred in connection with the September Registration was approximately $460,000. In connection with the November Registration, we paid expenses on behalf of the WCAS Funds, WCASM, certain managing members of X Associates and CP Associates and affiliates of such managing members, Ernest Group and Mr. York under the Registration Rights Agreement. We also paid registration and related expenses on behalf of Mr. Boelte, WK-EGI, Mrs. Pezold and SR-EGI. The aggregate amount of expenses we incurred in connection with the November Registration was approximately $410,000.

Lease of Office Space

For the year ended December 31, 2015, we paid rent on our Dallas office space in the amount of approximately $355,000. The Dallas office building is owned by 417 Oakbend, LP, a Texas limited partnership. Jeffrey D. York, our Chief Sales Officer, owns a .01% general partnership interest and a 10.49% limited partnership interest in 417 Oakbend, LP.

Indemnification of Directors

We have entered and intend to continue to enter into indemnification agreements with our directors which, subject to certain exceptions, require us to indemnify such persons to the fullest extent permitted by applicable law, including indemnification against certain expenses, including attorneys’ fees, judgments, fines or penalties or other amounts paid in settlement in connection with any legal proceedings to which the director was, or is threatened to be made, a party by reason of the fact that such director is or was our director, officer, employee, fiduciary or agent or was serving as a

43

2016 PROXY STATEMENT

Certain Relationships and Related Party Transactions (continued)

director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise at our express written request, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, our best interest and, with respect to any criminal proceeding, in a manner in which such person would have had no reasonable cause to believe his conduct was unlawful. Subject to certain limitations, these indemnification agreements also require us to advance expenses to our directors in advance of the final disposition of any action or proceeding for which indemnification is required or permitted.

Review and Approval or Ratification of Transactions with Related Parties

We have adopted a formal written policy that our executive officers, directors, holders of more than 5% of any class of our voting securities, and any member of the immediate family of, and any entity affiliated with, any of the foregoing persons, are not permitted to enter into a related party transaction with us, in which the amount involved exceeds $120,000, without the prior review and approval of our audit committee. In approving or rejecting any such proposal, our audit committee will consider all of the relevant facts and circumstances of the related party transaction and the related party’s relationship and interest in the transaction. All of the transactions described above were either approved or ratified in accordance with the terms of this policy.

44

2016 PROXY STATEMENT

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of March 15, 2016, for:

•	each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of our voting securities;

•	each of our directors, including our Director Nominees;

•	each of our NEOs; and

•	all of our directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Under such rules, a person is generally deemed to beneficially own a security if such person has sole or shared voting or investment power with respect to that security, including with respect to options and warrants that are currently exercisable or exercisable within 60 days. Except as indicated in the footnotes below, we believe, based on the information furnished or available to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of Common Stock that they beneficially own, subject to community property laws where applicable.

Applicable percentage ownership is based on 59,086,002 shares of Common Stock outstanding at March 15, 2016, which includes shares of unvested restricted stock that were subject to vesting conditions.

	Shares Beneficially Owned
Name of Beneficial Owner(1)	Number	%
5% Stockholders:
Wells Fargo & Company(2) 420 Montgomery Street San Francisco, CA 94104	6,626,099	11.2%
Welsh, Carson, Anderson & Stowe(3) 320 Park Avenue, Suite 2500 New York, NY 10022	5,175,319	8.8%
Ernest Group, Inc.(4)	3,670,999	6.2%
Sylebra HK Company Limited(5) Floor 20, 28 Hennessy Road Wan Chai, Hong Kong	3,488,635	5.9%
Gilder, Gagnon, Howe & Co. LLC(6) 3 Columbus Circle, 26th Floor New York, NY 10019	3,294,755	5.6%
Non-Management Directors:
Jason D. Clark	400	*
Robert J. Levenson(7)	250,000	*
Robert Minicucci	303,551	*
Conner Mulvee	—	*
Frederick C. Peters II	20,000	*
Sanjay Swani(8)	163,100	*

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2016 PROXY STATEMENT

Security Ownership of Certain Beneficial Owners and Management (continued)

	Shares Beneficially Owned
Name of Beneficial Owner(1)	Number	%
Named Executive Officers:
Chad Richison(9)	7,793,879	13.2%
Craig E. Boelte(10)	399,319	*
Jeffrey D. York(11)	970,391	1.6%
William X. Kerber III(12)	958,175	1.6%
Stacey Pezold(13)	170,030	*
All directors and current executive officers as a group (11 persons)	11,028,845	18.7%
*	Less than one percent of Common Stock outstanding.
(1)	Unless otherwise indicated, the address of each beneficial owner in the table above is c/o Paycom Software, Inc., 7501 W. Memorial Road, Oklahoma City, Oklahoma 73142.
(2)

Amount reported is based on the Schedule 13G filed with the SEC on January 11, 2016 by Wells Fargo & Company (“Wells Fargo”) on its own behalf and on behalf of certain of its subsidiaries. The filing reports that Wells Fargo is the beneficial owner of 6,626,099 shares of Common Stock and has sole voting and sole dispositive power with respect to 8,882 shares of Common Stock, shared voting power with respect to 6,318,855 shares of Common Stock and shared dispositive power with respect to 6,617,092 shares of Common Stock. Wells Capital Management Incorporated, a subsidiary of Wells Fargo, is the beneficial owner of 6,318,743 shares of Common Stock and has shared voting power with respect to 1,602,606 shares of Common Stock and shared dispositive power with respect to 6,318,743 shares of Common Stock. Wells Fargo Funds Management, LLC, a subsidiary of Wells Fargo, is the beneficial owner of 4,579,411 shares of Common Stock and has shared voting power with respect to 4,572,024 shares of Common Stock and shared dispositive power with respect to 4,579,411 shares of Common Stock.

(3)

Represents 5,065,436 shares of Common Stock beneficially owned by WCAS X, 53,828 shares of Common Stock beneficially owned by WCAS Capital IV and 56,055 shares of Common Stock beneficially owned by WCASM. X Associates is the general partner of WCAS X, and CP Associates is the general partner of WCAS Capital IV. The managing members of each of X Associates and CP Associates are Patrick Welsh, Bruce Anderson, Russell Carson, Anthony de Nicola, Paul Queally, Jonathan Rather, Sanjay Swani, Christopher Solomon, D. Scott Mackesy, Sean Traynor, Eric Lee, Michael Donovan, Brian Regan, Thomas Scully and Anthony Ecock, each of whom may be deemed to share beneficial ownership of the shares owned by WCAS X and WCAS Capital IV. WCASM is the investment manager for WCAS X. The members of the board of directors of WCASM are Jonathan Rather, Paul Queally, Anthony de Nicola and Russell Carson, each of whom may be deemed to share beneficial ownership of the shares owned by WCASM.

(4)

Ernest Group is a private corporation owned by Mr. Richison and certain trusts for the benefit of Mr. Richison’s children, for which Mr. Richison serves as trustee. Mr. Richison is also the sole director of Ernest Group. Mr. Richison may be deemed to beneficially own the shares of Common Stock owned by Ernest Group. Mr. Richison disclaims beneficial ownership of the securities owned by Ernest Group, except to the extent of his pecuniary interest therein.

(5)

Amount reported is based on the Schedule 13G filed with the SEC on February 16, 2016 by Sylebra HK Company Limited (“Sylebra HK”) with respect to shares held by its advisory clients. The filing reports that each of Sylebra HK, Sylebra Capital Management, Daniel Patrick Gibson and Jeffrey Richard Fieler is the beneficial owner of, and has shared voting and dispositive power with respect to, 3,488,635 shares of Common Stock.

(6)

Amount reported is based on the Schedule 13G filed with the SEC on February 12, 2016 by Gilder, Gagnon, Howe & Co. LLC (“GGH”). The filing reports that GGH is the beneficial owner of 3,294,755 shares of Common Stock and has sole voting and sole dispositive power with respect to 24,043 shares of Common Stock and shared dispositive power with respect to 3,270,712 shares of Common Stock. The filing states that the shares reported include 2,801,156 shares of Common Stock held in customer accounts over which partners and/or employees of GGH have discretionary authority to dispose of or direct the disposition, 24,043 shares held in the account of the profit sharing plan of GGH and 469,556 shares held in accounts owned by the partners of GGH and their families.

(7)

Includes 50,000 shares of Common Stock owned by Lenox Capital. Mr. Levenson is the managing member of Lenox Capital. Mr. Levenson disclaims beneficial ownership of the securities owned by Lenox Capital, except to the extent of his pecuniary interest therein.

(8)

Includes 50,314 shares of Common Stock owned by The Swani Family LLC. Mr. Swani is an investment manager for, and his wife is a manager of, The Swani Family LLC. In addition, Mr. Swani and a trust for the benefit of Mr. Swani’s children are the members of

46

2016 PROXY STATEMENT

Security Ownership of Certain Beneficial Owners and Management (continued)

The Swani Family LLC. Mr. Swani may be deemed to beneficially own the shares of Common Stock owned by The Swani Family LLC.
(9)

Includes 3,670,999 shares of Common Stock owned by Ernest Group, 229,135 shares of Common Stock owned by The Ruby Group, Inc. (“The Ruby Group”) and 765,927 unvested shares of restricted stock. See note (4) regarding Mr. Richison’s relationship with Ernest Group. Mr. Richison is the sole director and sole shareholder of The Ruby Group and may be deemed to beneficially own the shares of Common Stock owned by The Ruby Group. Mr. Richison disclaims beneficial ownership of the securities owned by Ernest Group and The Ruby Group, except to the extent of his pecuniary interest therein.

(10)	Includes 144,791 shares of restricted stock.
(11)	Includes 146,558 shares of restricted stock.
(12)

Includes 449,877 shares of Common Stock owned by WK-EGI, 17,500 shares of Common Stock owned by Abigale O. Kerber 2013 Irrevocable Trust u/a dated 07/24/2013 (the “Abigale O. Kerber Trust”), 17,500 shares of Common Stock owned by William X. Kerber IV 2013 Irrevocable Trust u/a dated 07/24/2013 (the “William X. Kerber IV Trust”), 30,000 shares of Common Stock owned by Kerber Family 2015 Irrevocable Trust u/a dated 06/16/2015 (the “Kerber Family Trust” and, collectively with the Abigale O. Kerber Trust and the William X. Kerber IV Trust, the “Kerber Trusts”) and 144,791 shares of restricted stock. WK-EGI is owned by Mr. Kerber, the Abigale O. Kerber Trust and the William X. Kerber IV Trust and Mr. Kerber is the sole director of WK-EGI. The Abigale O. Kerber Trust and the William X. Kerber IV Trust are irrevocable trusts for the benefit of Mr. Kerber’s daughter and son, respectively, each of whom shares Mr. Kerber’s household. The Kerber Family Trust is an irrevocable trust for the benefit of Mr. Kerber’s five siblings. Although Mr. Kerber is not the named trustee of any of the Kerber Trusts, he may be deemed to have investment control over the shares of Common Stock owned by the Kerber Trusts through his role as the sole investment advisor for such trusts. Based on the foregoing, Mr. Kerber may be deemed to beneficially own the shares of Common Stock owned by WK-EGI and the Kerber Trusts. Mr. Kerber disclaims beneficial ownership of the securities owned by WK-EGI and the Kerber Trusts, except to the extent of his pecuniary interest therein.

(13)

Includes 84,369 shares of restricted stock and 1,050 shares of Common Stock held in individual retirement accounts for the benefit of Mrs. Pezold’s spouse. Mrs. Pezold may be deemed to beneficially own the shares of Common Stock held in such accounts.

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2016 PROXY STATEMENT

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes of ownership with the SEC. Our officers, directors and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports so filed. Based solely on a review of copies of such reports received, we believe that, during the last fiscal year, all filing requirements under Section 16(a) applicable to our officers, directors and 10% stockholders were timely met, except that (i) 64,531 shares of unvested restricted stock and 300 shares of Common Stock owned indirectly were omitted from Mrs. Pezold’s timely filed Form 3 (which was subsequently amended to include such omitted holdings) and (ii) three transactions, which would have been reportable on two Forms 4, were not reported by Mrs. Pezold on a timely basis.

Other Business

The Board of Directors knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the proxy in accordance with applicable law and as they may deem appropriate in their discretion, unless directed by the proxy to do otherwise.

Incorporation By Reference

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to another document or report filed separately with the SEC. The information incorporated by reference is deemed to be a part of this proxy statement, except to the extent any information is superseded by this proxy statement.

Portions of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, along with financial statements and related notes thereto, which was filed with the SEC on February 22, 2016 and contains important information about us, are hereby incorporated by reference into this proxy statement. A copy of the Annual Report on Form 10-K is included within the Annual Report delivered with this proxy statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this proxy statement will be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained in this proxy statement or any other subsequently filed document that is deemed to be incorporated by reference into this proxy statement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

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2016 PROXY STATEMENT

Submission of Stockholder Proposals and Nominations

Stockholder proposals to be included in the proxy statement for the next annual meeting must be received by us at our principal executive offices on or before December 2, 2016, or, if we hold our next annual meeting on a date that is more than 30 days from the anniversary of the Annual Meeting, a reasonable time before we begin to print and send our proxy materials. Stockholders wishing to submit proposals to be presented directly at the 2017 annual meeting of stockholders instead of by inclusion in next year’s proxy statement must follow the submission criteria and deadlines set forth in our amended and restated bylaws. To be timely in connection with the 2017 annual meeting, a stockholder proposal or nomination must be received by us at our principal executive offices not later than the close of business on February 1, 2017 nor earlier than the close of business on January 2, 2017, except that if the date of the 2017 annual meeting is more than 30 days before or 70 days after the one year anniversary of the Annual Meeting, such proposal or nomination must be received on or before whichever of the following occurs later: (i) the close of business on the 90th calendar day prior to the 2017 annual meeting; or (ii) the close of business on the 10th day following the date of public disclosure of the 2017 annual meeting date.

49

7501 W. Memorial Road Oklahoma City, OK 73142 800-580-4505 405-722-6900 PAYCOM.COM

ANNUAL MEETING OF STOCKHOLDERS OF

PAYCOM SOFTWARE, INC.

Date:	May 2, 2016
Time:	11:00 a.m. (Central Daylight Time)
Place:	Gaillardia, Salon C, 5300 Gaillardia Blvd., Oklahoma City, OK 73142

Please make your marks like this: ☒ Use dark black pencil or pen only

The Board of Directors recommends a vote FOR proposals 1, 2 and 3 and 1 YEAR with respect to proposal 4.

1:	Election of Class III Directors	For		Withhold		Directors Recommend i
	01 Jason D. Clark	☐		☐		For
	02 Chad Richison	☐		☐		For
	03 Sanjay Swani	☐		☐		For

		For	Against	Abstain

2:	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2016;	☐	☐	☐		For

3:	Advisory vote to approve compensation of named executive officers; and	☐	☐	☐		For

		1 Year	2 Years	3 Years	Abstain

4:	Advisory vote on the frequency of future advisory votes on executive compensation.	☐	☐	☐	☐	1 Year

To attend the meeting and vote your shares in person, please mark this box.	☐

Authorized Signatures - This section must be completed for your instructions to be executed.

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If shares are held in joint tenancy, all persons should sign. When signing as attorney, executor, administrator, trustee or other fiduciary, please include title as such. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Annual Meeting of Stockholders of Paycom Software, Inc.

to be held on Monday, May 2, 2016

This proxy is being solicited on behalf of the Board of Directors

INTERNET	VOTE BY:	TELEPHONE
Go To www.proxypush.com/PAYC • Cast your vote online. • View Meeting Documents.	OR	866-217-7028 • Use any touch-tone telephone. • Have your Proxy Card/Voting Instruction Form ready. • Follow the simple recorded instructions.
MAIL

OR	• Mark, sign and date your Proxy Card/Voting Instruction Form.
• Detach your Proxy Card/Voting Instruction Form.
• Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

The undersigned hereby appoints Chad Richison and Craig Boelte, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of Paycom Software, Inc., which the undersigned is entitled to vote as of the record date, March 15, 2016, at the Annual Meeting of Stockholders and any adjournment or postponement thereof, upon the matters specified herein and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

IF THIS PROXY IS RETURNED SIGNED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR ALL DIRECTOR NOMINEES, FOR PROPOSALS 2 AND 3 AND 1 YEAR WITH RESPECT TO PROPOSAL 4.

All votes must be received by 5:00 P.M., Eastern Time, April 29, 2016.*

*	If you hold shares in an account through AST Equity Plan Solutions (i.e., shares acquired under the Paycom Software, Inc. Employee Stock Purchase Plan or awarded under the Paycom Software, Inc. 2014 Long-Term Incentive Plan), your voting instructions for such shares must be received by 5:00 P.M., Eastern Time, April 27, 2016.

PROXY TABULATOR FOR

PAYCOM SOFTWARE, INC.
P.O. BOX 8016
CARY, NC 27512-9903

EVENT #

CLIENT #

Proxy — Paycom Software, Inc.

Annual Meeting of Stockholders

May 2, 2016, 11:00 a.m. (Central Daylight Time)

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned appoints Chad Richison and Craig Boelte (the “Named Proxies”) and each or either of them as proxies for the undersigned, with full power of substitution and revocation, to vote all the shares of common stock of Paycom Software, Inc., a Delaware corporation (the “Company”), the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held at Gaillardia, Salon C, 5300 Gaillardia Blvd., Oklahoma City, OK 73142, on Monday, May 2, 2016 at 11:00 a.m. (CDT) and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” all director nominees, “FOR” proposals 2 and 3 and “1 YEAR” with respect to proposal 4. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the recommendations of the Board of Directors. The Named Proxies cannot vote your shares unless you sign and return this card.